UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Six Flags Entertainment Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SIX FLAGS ENTERTAINMENT CORPORATION
924 Avenue J East
Grand Prairie, Texas 75050
March 21, 2017
Dear Fellow Stockholder:
We are pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Six Flags Entertainment Corporation to be held on Wednesday, May 3, 2017 at 2:00 p.m., Eastern Time, at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York 10017.
Details regarding the business to be conducted at the Annual Meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement.
As in prior years, we have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. This process expedites stockholders' receipt of proxy materials, lowers the costs of delivery, and conserves natural resources.
On March 21, 2017, we began mailing our stockholders a notice containing instructions on how to access our proxy materials and vote online, by telephone or by mail, and to receive a printed copy of the materials by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mail. If you attend the Annual Meeting, you will be able to vote in person, even if you have previously voted. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.
On behalf of the directors, officers and employees of Six Flags Entertainment Corporation, we would like to express our appreciation for your continued support.

Sincerely,
JOHN DUFFEY President and Chief Executive Officer	JIM REID-ANDERSON Executive Chairman

SIX FLAGS ENTERTAINMENT CORPORATION

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m. Eastern Time, on Wednesday, May 3, 2017.

Place	The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York 10017.

Items of Business	(1) Election of eight nominees named in the Proxy Statement as directors;

(2) Approve the Long-Term Incentive Plan, as amended;

(3) Advisory vote to ratify the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2017;

(4) Advisory vote to approve executive compensation;

(5) Advisory vote on the frequency of the advisory vote to approve executive compensation; and

(6) Consideration of such other business as may properly come before the Annual Meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a stockholder of the Company as of the close of business on March 8, 2017.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled "General Information" beginning on page 1 of the proxy statement, or if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,
DANIELLE J. BERNTHAL Secretary

Grand Prairie, Texas March 21, 2017

Important Notice Regarding Internet Availability of Proxy Materials
Our proxy statement is attached. Financial and other information concerning Six Flags Entertainment Corporation is contained in our 2016 Annual Report. The proxy statement and the 2016 Annual Report are available at www.investors.sixflags.com.

GENERAL INFORMATION
This Proxy Statement is being furnished to holders of common stock of Six Flags Entertainment Corporation (the "Company" or "we" or "us") in connection with the solicitation of proxies by the Board of Directors for use in voting at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 3, 2017, at 2:00 p.m., Eastern Time, at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York 10017, and at any postponement or adjournment thereof.
Internet Availability of Proxy Materials
Pursuant to rules of the Securities and Exchange Commission ("SEC"), the Company is furnishing proxy materials to its stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On March 21, 2017, the Company began mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of the close of business on March 8, 2017, other than to those stockholders who previously requested to receive electronic or paper delivery of communications. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of the proxy materials including this Proxy Statement and the Annual Report for the year ended December 31, 2016.
This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive the proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Quorum
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of common stock entitled to vote. The shares may be present in person or represented by proxy at the meeting. Abstention votes and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum exists for the Annual Meeting.
Required Vote

Proposal	Voting Requirement	Tabulation Treatment
		Votes Withheld/Abstentions	Broker Non-Votes
Election of Directors	Plurality of votes cast to elect each director; the eight nominees with the highest number of affirmative FOR votes will be elected	Not counted for purposes of calculating approval percentage	Brokers do not have discretionary authority; not counted for purposes of calculating approval percentage
Long-Term Incentive Plan, as amended	Majority of shares present at Annual Meeting	Treated as a vote against the matter for purposes of calculating approval percentage	Brokers do not have discretionary authority; not counted for purposes of calculating approval percentage
Advisory Vote to Ratify Appointment of KPMG LLP	Majority of shares present at Annual Meeting	Treated as a vote against the matter for purposes of calculating approval percentage	Brokers have discretionary authority
Advisory Vote on Executive Compensation	Majority of shares present at Annual Meeting; not binding on Company	Treated as a vote against the matter for purposes of calculating approval percentage	Brokers do not have discretionary authority; not counted for purposes of calculating approval percentage
Advisory vote on frequency of advisory vote on executive compensation	Majority of shares present at Annual Meeting; not binding on Company	Treated as a vote against the choices for purposes of calculating approval percentage	Brokers do not have discretionary authority; not counted for purposes of determining outcome
With respect to Proposal 1 (election of directors), stockholders may vote FOR all or some of the nominees or stockholders may vote WITHHOLD with respect to one or more of the nominees. For the other items of business, other than Proposal 5, stockholders may vote FOR, AGAINST or ABSTAIN. With respect to Proposal 5 (advisory vote on frequency of advisory vote on executive compensation), stockholders may vote FOR Every Year, FOR Every Two Years, FOR Every Three Years, or ABSTAIN.
All properly executed proxies delivered pursuant to this solicitation and not revoked in a timely manner will be voted in accordance with the directions given and, for any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.
A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares. However, a broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors, absent instructions from the beneficial holders of such shares.
In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided to you by your broker, bank or other nominee.
Revocation of Proxies
Your proxy may be revoked at any time prior to the Annual Meeting. If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy. If you attend the Annual Meeting in person, you will be given the opportunity to revoke your proxy and vote in person. If you are a stockholder of record or hold shares through a broker or bank and are voting by Internet or telephone, your vote must be received by 11:59 p.m. Eastern Time on May 2, 2017 to be counted.
Record Date
Only stockholders of record as of the close of business on March 8, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. As of March 8, 2017, the Company had issued and outstanding 91,488,506 shares of common stock, the Company's only class of outstanding securities entitled to vote at the Annual Meeting. Each stockholder of the Company will be entitled to one vote for each share of common stock registered in its name on March 8, 2017.
Proxy Voting Methods
If at the close of business on March 8, 2017, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy on the Internet, by telephone or by mail. You may also vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce the Company's administrative and postage costs, we suggest that you vote on the Internet or by phone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described above.
        If you are a stockholder of record or hold shares through a broker or bank and are voting by Internet or telephone, your vote must be received by 11:59 p.m. Eastern Time on May 2, 2017 to be counted.
INTERNET

•
If your shares are registered in your name:  Go to www.envisionreports.com/SIX and follow the online instructions. You will need the 15-digit control number included on your Notice or proxy card when you access the web page.

•	If your shares are held in a stock brokerage account or by a bank or other nominee: Go to www.proxyvote.com and follow the instructions that you receive from your broker, bank or other nominee.
TELEPHONE

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If your shares are registered in your name:  Call toll-free (800) 652-8683 and follow the recorded instructions. You will need the 15-digit control number included on your Notice or proxy card when you call.

•
If your shares are held in a stock brokerage account or by a bank or other nominee:  Vote your shares over the telephone by following the voting instructions that you receive from your broker, bank or other nominee.

MAIL

•	Request a proxy card by following the instructions on your Notice.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law. Whether or not you attend the Annual Meeting, your vote is important. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and timely returning a proxy card. You may also vote in person at the Annual Meeting.
Householding
We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials, to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders may write or email us at the following address of our principal executive office and email address:
Six Flags Entertainment Corporation
924 Avenue J East
Grand Prairie, Texas 75050
Attention: Investor Relations
spurtell@sftp.com
972-595-5180
Stockholders who hold shares in street name through a broker, bank or other nominee may contact their broker, bank or other similar organization to request information about householding.
Solicitation of Proxies
This proxy solicitation is being made on behalf of the Company. The expense of preparing, printing and mailing this Proxy Statement is being paid by the Company. Proxies may be solicited by directors, officers, and employees of the Company in person, or by mail, telephone, e-mail or other electronic means. The Company will not specially compensate those persons for their solicitation activities.

CORPORATE GOVERNANCE
The Board of Directors
The Company's business, property and affairs are managed under the direction of the Board of Directors of the Company (the "Board"). The Board is elected by stockholders to oversee management and to ensure that the long-term interests of stockholders are being served. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is advised of the Company's business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them and by participating in Board meetings and meetings of the committees of the Board.
The Board has four regularly scheduled meetings during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. Directors are expected to attend all scheduled Board and committee meetings as well as the annual meeting of stockholders. During the year ended December 31, 2016, the Board held 5 meetings. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board and of the meetings of committees of the Board on which such director served. All of the then-current directors of the Company attended the Company's annual meeting of stockholders in 2016 and the Company expects that each director nominee will attend the Annual Meeting.
The Board only has one class of directors. As a result, all directors are elected each year by the Company's stockholders at the annual meeting. Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.
Each director of the Company was elected at the Company's annual meeting of stockholders in 2016 except Ms. Krejsa who was appointed by the Board in February 2017 following Ms. Krejsa's retirement as Senior Vice President, Investor Relations of the Company. The Board currently has eight directors and all eight directors of the Company are being nominated by the Board at the Annual Meeting. See "Proposal 1: Election of Directors."
Stockholders and other interested parties may contact Jon L. Luther, the Lead Independent Director, and the other non-employee directors by writing to the Lead Independent Director c/o Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050.
Independence
The Board has affirmatively determined that five of the eight current directors, including all members of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, are "independent" within the meaning of the Company's director independence standards as set forth in the Company's Corporate Governance Guidelines. These standards reflect the independence standards adopted by the New York Stock Exchange ("NYSE"). The independent directors are Kurt M. Cellar, Jon L. Luther, Usman Nabi, Stephen D. Owens and Richard W. Roedel.
None of the independent directors, their respective affiliates or members of their immediate family, directly or indirectly, receive any fee or payment from the Company or its affiliates, other than the director compensation described below, or have engaged in any transaction with the Company or its affiliates or have any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent. There is no family relationship among any of the directors or executive officers of the Company.
Corporate Governance Documents
The Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Management and the charters of the Board committees provide the framework for the governance of the Company.
Corporate Governance Guidelines
The Corporate Governance Guidelines cover, among other things, the functions of the Board, the qualifications of directors, director independence, the selection process for new directors, Board committees, compensation of the Board, the succession plan for the chief executive officer and other senior executives, and stock ownership guidelines for directors and senior executives.
Code of Business Conduct and Ethics
The Company has adopted and maintains a Code of Business Conduct and Ethics that covers all directors, officers and employees of the Company and its subsidiaries. The Code of Business Conduct and Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the Company's best interest.
Code of Ethics for Senior Management
The Company has also adopted and maintains a separate Code of Ethics for Senior Management that imposes specific standards of conduct on members of senior management including persons with financial reporting responsibilities at the Company. Each member of the Company's senior management is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Management.
The Company intends to post amendments to or waivers from the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Company's Code of Ethics for Senior Management on the Company's website at www.investors.sixflags.com. No waivers have been made or granted prior to the date of this Proxy Statement.
Availability of Corporate Governance Documents
The Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Management and charters of the committees of the Board are available on the Company's website at www.investors.sixflags.com. A printed copy of each of these documents is available, without charge, by sending an email to spurtell@sftp.com or by sending a written request to the Company at the following address: Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050, Attention: Investor Relations.
Board Committees
The Board has designated an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The membership of the committees as of March 1, 2017 and the function of each committee are described below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kurt M. Cellar	X*+		X
John M. Duffey
Nancy A. Krejsa
Jon L. Luther		X*
Usman Nabi		X	X*
Stephen D. Owens	X	X
James Reid-Anderson
Richard W. Roedel	X+		X
___________________________
* Chairman
+ Audit Committee Financial Expert
Audit Committee
The overall purpose of the Audit Committee is to oversee the accounting and financial reporting process of the Company and the audits of the financial statements of the Company. In fulfilling this purpose, the Audit Committee's duties and responsibilities include, among other things, (i) the appointment, compensation, evaluation and oversight of the work of the Company's independent auditors; (ii) review and approval of the independent auditor's engagement including the pre-approval of all audit and permitted non-audit engagements; (iii) oversight of the independent auditor's independence; (iv) review of the results of the year-end audit; (v) review of the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; (vi) review of management’s financial risk assessment and financial risk management policies, and the Company’s major financial risk exposures and the steps taken to monitor and control such exposures; (vii) establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; (viii) oversight of the Company's legal and regulatory compliance and the Company's safety programs as established by management; and (ix) review of the Company's information technology strategic objectives including network and data security.

The Audit Committee held 9 meetings during 2016 and met in executive session without management as it deemed necessary. A copy of the Audit Committee charter is available to stockholders on the Company's website at www.investors.sixflags.com. All members of the Audit Committee are independent within the meaning of SEC regulations. In addition, the Board has determined that Messrs. Cellar and Roedel are each qualified as an audit committee financial expert under SEC regulations and that all members of the Audit Committee have the accounting and related financial management expertise required by the NYSE. The SEC has determined that the audit committee financial expert designation does not impose on the person with that designation, any duties, obligations or other liability that are greater than the duties, obligations or liabilities imposed on such person as a member of the Audit Committee in the absence of such designation. Members of the Audit Committee may not serve on the audit committee of more than four public companies, including the Company, except that in the event such member serves on more than three public company audit committees, the Board must determine that such simultaneous service would not impair the ability of such member to serve effectively on the Company's Audit Committee. None of the members of the Audit Committee serve on the audit committee of more than three public companies.
Compensation Committee
The Compensation Committee, among other duties, (i) is responsible for establishing and reviewing the Company's overall compensation philosophy; (ii) determines the appropriate compensation levels for the Company's executive officers (which includes the review and approval of corporate goals and objectives used in determining executive officer compensation); (iii) reviews all incentive compensation and equity-based compensation plans, benefit plans and new executive compensation programs and oversees the administration of such plans; (iv) grants awards of shares or stock options pursuant to the Company's equity-based plans; and (v) reviews employee salary levels.
The Compensation Committee may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of Compensation Committee members. No such delegation with respect to executive compensation was made in 2016. In addition, the Compensation Committee has the direct responsibility for the appointment, termination, compensation and oversight of any compensation and benefit consultants retained by the Company in respect of executive compensation. The Compensation Committee has retained Deloitte Consulting LLP ("Deloitte") to advise it in connection with ongoing compensation matters related to the Company. During 2016, Deloitte affiliates provided tax, international development, and other consulting services to the Company. The Company has reviewed the services provided by Deloitte and its affiliates and has approved the provision of such services. The Company does not believe that the non-compensation services impair Deloitte’s ability to provide independent advice to the Compensation Committee, or otherwise present a conflict of interest. The aggregate fees paid to Deloitte for executive compensation services to the Compensation Committee during 2016 were $26,895, and the aggregate fees paid to Deloitte for tax, international development, and other consulting services to the Company during 2016 were $873,902.
The Compensation Committee met 5 times during 2016. At every meeting, the Compensation Committee met in executive session without management. A copy of the written Compensation Committee charter is available to stockholders on the Company's website at www.investors.sixflags.com. The Board has determined that each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and meets the independence requirements of the NYSE and the "outside director" requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee serves, or has served, as an officer or employee of the Company. In addition, no interlocking relationship exists between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during 2016.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting. The Nominating and Corporate Governance Committee also advises and makes recommendations to the Board on all matters concerning directorship practices, including recommendations concerning the functions and duties of the committees of the Board, and, in conjunction with the Compensation Committee, compensation for non-employee directors. The Nominating and Corporate Governance Committee developed and recommended to the Board the Company's Corporate Governance Guidelines and reviews, on a regular basis, the overall corporate governance of the Company.
The Nominating and Corporate Governance Committee met 4 times during 2016. At every meeting, the Nominating and Corporate Governance Committee met in executive session without management. A copy of the Nominating and Corporate Governance Committee's written charter is available to stockholders on the Company's website at www.investors.sixflags.com.

All members of the Nominating and Corporate Governance Committee are independent within the meaning of the NYSE requirements.
Communications with the Board of Directors
Stockholders who wish to communicate with the Board may do so by writing to a specific director, including the Lead Independent Director, or to the entire Board at the following address: Board of Directors—Stockholder Communications, c/o Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050, Attention: Secretary. The Secretary will forward all such communications to the directors to whom they are addressed.
Meetings of Independent Directors
The Board schedules at least four meetings each year for the independent directors outside the presence of any member of management. The independent directors may meet in executive session at such other times as determined by the Lead Independent Director. At each executive session, the Lead Independent Director or, in his absence, one of the other independent directors will chair that executive session.
Board Leadership Structure
The Board does not have a policy on whether or not the roles of the Chief Executive Officer and Chairman should be separate and believes it should maintain flexibility to select the Company's Chairman and Board leadership structure from time to time. The Company's By-Laws provide that the Board may designate a Chairman. Accordingly, the Board reserves the right to vest the responsibilities of the Chief Executive Officer and Chairman in the same person or in two different individuals depending on what it believes is in the best interest of the Company. In 2016, the Board elected to split the Chairman and Chief Executive Officer roles when Mr. Reid-Anderson assumed the role of Executive Chairman of the Company and Mr. Duffey became the Company’s President and Chief Executive Officer. As Executive Chairman, Mr. Reid-Anderson remains involved in key strategic matters, such as long range strategic planning, corporate governance activities, organizational planning, international development, and merger and acquisition activities. Given his in-depth knowledge of the Company, the Board believes Mr. Reid-Anderson continues to be best positioned to develop agendas that ensure the Board's time and attention are focused on the most critical matters. His role ensures decisive leadership and ensures clear accountability.

The Board believes that there is no single Board leadership structure that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address the Company's and the Board's then current circumstances as and when appropriate. The Board believes that this leadership structure, together with the role of the Lead Independent Director, is currently in the best interest of the Company and its stockholders. Mr. Luther serves as the Company's Lead Independent Director and his role helps ensure a strong independent Board. As the Lead Independent Director, Mr. Luther presides at meetings of the independent members of the Board and serves as the presiding director in performing such other functions as the Board may direct, including advising on the selection of committee chairs and advising management on the agenda for Board meetings.
Board Role in Risk Oversight
The Company's management is responsible for identifying, assessing and managing the material risks facing the business. The Board, and in particular, the Audit Committee, are responsible for overseeing the Company's processes for assessing and managing risk. Each of the Chief Executive Officer, Chief Financial Officer, General Counsel and Vice President of Internal Audit, with input as appropriate from other management members, report and provide relevant information directly to either the Board and/or the Audit Committee on various types of identified material financial, reputation, legal, operational, environmental and business risks to which the Company is or may be subject, as well as mitigation strategies for certain salient risks. In accordance with NYSE requirements and as set forth in its charter, the Audit Committee periodically reviews and discusses the Company's business and financial risk management and risk assessment policies and procedures with senior management, the Company's independent auditor and the Vice President of Internal Audit of the Company. The Audit Committee reports its risk assessment function to the full Board and the Board reviews and discusses such risks at a regularly scheduled Board meeting. With the oversight of the Board, the Company has implemented practices and programs designed to help manage the risks to which the Company is exposed and to align risk-taking appropriately with the Company's efforts to increase stockholder value. The Board believes that the leadership structure described above under "Board Leadership Structure" facilitates the Board's oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and by working through committees, including the independent Audit Committee, to participate actively in the oversight of management's actions.

Nomination Process
Role of the Nominating and Corporate Governance Committee
The Board has adopted a set of Corporate Governance Guidelines which includes qualification criteria that the Nominating and Corporate Governance Committee uses to identify individuals it believes are qualified to become directors. In making recommendations of nominees pursuant to the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee believes that candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. The Nominating and Corporate Governance Committee also evaluates whether a candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. With respect to diversity, the Nominating and Corporate Governance Committee and the Board as a whole broadly construe diversity to mean not only diversity of race, gender and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board therefore considers diversity in identifying nominees for director but does not have a separate policy directed toward diversity. In assessing whether a candidate has the appropriate time to devote to Board service, the Nominating and Corporate Governance Committee will consider the number of boards of directors on which such candidate already serves. Although candidates must be committed to serving on the Board for an extended period of time, the Board does not believe that directors should expect to be routinely re-nominated annually.
After identifying the qualified individuals and conducting interviews, as appropriate, the Nominating and Corporate Governance Committee will recommend the selected individuals to the Board. The Nominating and Corporate Governance Committee uses the same process to evaluate all candidates whether they are recommended by the Company or by one of the Company's stockholders.
The Nominating and Corporate Governance Committee may retain a director search firm to help identify qualified director candidates.
Stockholder Recommendations and Nominations
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending the name and supporting information in accordance with Rule 14a-8 of the Exchange Act and the information set forth in the Company's Corporate Governance Guidelines (available on the Company’s website at www.investors.sixflags.com) to the Secretary or Lead Independent Director, c/o Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050.
The Company's Amended and Restated By-Laws permit a stockholder to nominate one or more persons for election as directors at an annual meeting if written notice of that stockholder's intent to make the nomination has been given to the Secretary of the Company not less than 90 days nor earlier than 120 days before the first anniversary of the Company's previous annual meeting. In order to be considered timely for the 2018 annual meeting, notice of a stockholder's intent to make a nomination at the 2018 annual meeting must be given to the Company no earlier than January 3, 2018 and no later than February 2, 2018. The notice must include all information relating to such nominee that is required to be disclosed in a proxy statement including, without limitation, the name and address of the nominee, and the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. The notice must also include, as to the stockholder submitting the nomination, the following information: (i) such person's name and address; (ii) the class and number of shares of the Company's capital stock that are owned beneficially and of record; (iii) a representation that the stockholder is entitled to vote at the meeting and intends to nominate the person; and (iv) a representation as to whether the stockholder intends, or is part of a group which intends, to deliver a proxy statement or otherwise solicit proxies from stockholders. The Company may require any proposed nominee to furnish other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company.

2016 NON-EMPLOYEE DIRECTOR COMPENSATION
The Nominating and Corporate Governance Committee and the Compensation Committee, consulting with each other, are responsible for recommending to the Board compensation and benefits for non-employee directors. In discharging this duty, the committees are guided by three goals: (i) compensation should fairly pay directors for work required in a company of our size and scope; (ii) compensation should align directors' interests with the long-term interests of stockholders; and (iii) the structure of the compensation should be simple, transparent and easy for stockholders to understand. Annual compensation for non-employee directors for 2016 was comprised of cash compensation (which can be deferred into stock units) and equity compensation in the form of restricted stock awards.
Description of Non-Employee Director Compensation
At least annually, the Nominating and Corporate Governance Committee and the Compensation Committee review non-employee director compensation and benefits. The Compensation Committee retained Deloitte to provide advice in connection with ongoing compensation matters related to the Company. Deloitte provided the Committee with an analysis of the competitiveness of the Company's non-employee director compensation program.
Cash and Equity Compensation
The following table sets forth the annual compensation to non-employee directors in 2016. The cash compensation is paid in equal quarterly installments at the beginning of each fiscal quarter.

Amount($)
Cash Retainer(1)	70,000
Equity Retainer(1)(2)	140,000
Lead Independent Director Retainer	30,000
Audit Committee Chairman Retainer(1)	20,000
Compensation Committee Chairman Retainer	15,000
Nominating and Corporate Governance Committee Chairman Retainer(1)	10,000
Audit Committee Member Retainer	12,500
Compensation Committee Member Retainer	10,000
Nominating and Corporate Governance Committee Member Retainer	7,500
_________________________

(1)
Effective as of May 4, 2016, the Board approved an increase in (i) the annual cash retainer for service as a director to $70,000 and (ii) the annual equity retainer to $140,000. Effective as of the Annual Meeting, the Board approved an increase in (i) the annual equity retainer to $150,000, (ii) the annual cash retainer for the Audit Committee Chairman to $25,000, and (iii) the annual cash retainer for the Nominating and Corporate Governance Committee Chairman to $15,000.

(2)
Granted in the form of time-vested (12 month) restricted stock awards determined by dividing the amount of the equity retainer by the closing price of the Company's common stock on the date of grant. The restricted stock vests in full on the earlier of the day immediately prior to the first annual meeting of stockholders of the Company after the date of grant or the first anniversary of the date of grant if the director continues to serve as a director through such date (or on the earlier of the death or disability of such director).

Cash Retainer Deferral Program
The Company maintains a director cash retainer deferral program under the Company's Long-Term Incentive Plan. This program allows members of the Board to elect to receive stock units under the Long-Term Incentive Plan in lieu of the cash compensation for such member's services as a director. The cash compensation that a director may elect to receive in stock units is only the cash compensation that the director otherwise would receive for services as a director of the Company and does not include any cash compensation for being the lead independent director, or chairman or member of any committee of the Board. Each deferred stock unit accumulates dividend equivalents that are converted to additional deferred stock units annually. The conversion of stock units into shares and the distribution of such shares under this program will occur on the first business day following the thirtieth day after a director's service as a director terminates.

Stock Ownership Guidelines
To further the Company's objective of aligning the interests of directors with the Company's stockholders, the Board has adopted stock ownership guidelines for directors. Each director should seek to have a level of ownership of Company stock that has a value approximately equal to at least three times the director's annual cash retainer. For purposes of the guidelines, the annual cash retainer does not include any additional cash compensation paid for participation on any committee of the Board or for serving as Chairman of any such committee. The ownership level should be achieved within three years of (i) the effective date of the guidelines for directors serving as of the adoption of the guidelines or (ii) the date the person first becomes a director for newly appointed or elected directors. All of the directors are in compliance with the Company's stock ownership guidelines.
2016 Non-Employee Director Compensation
Employee directors do not receive any compensation in connection with their director service. During 2016, Messrs. Duffey and Reid-Anderson were the only employee-directors and their respective compensation as an employee is set forth in the 2016 Summary Compensation Table. Mr. Nabi previously advised the Board that he did not wish to receive any director fees because of his position with H Partners, LP, a significant stockholder of the Company. The following table sets forth compensation paid to or earned by each non-employee director for the year ending December 31, 2016:

Director	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(3)(4) ($)	Total ($)
Kurt M. Cellar	89,583	139,953	229,536
Charles A. Koppelman	90,833	139,953	230,786
Jon L. Luther	114,977	139,953	254,930
Usman Nabi	—	—	—
Stephen D. Owens	86,666	139,953	226,619
Richard W. Roedel	89,977	139,953	229,930
_________________________

(1)	The following table sets forth the annual cash compensation earned by each non-employee director in 2016:

			Committees
Director	Retainer ($)	Lead Independent Director ($)	Audit Committee Chair / Member($)	Compensation Committee Chair / Member($)	Nominating Corporate Governance Chair / Member($)	Total Cash Amount ($)
Kurt M. Cellar	68,333	—	20,000	—	1,250	89,583
Charles A. Koppelman	68,333	—	12,500	10,000	—	90,833
Jon L. Luther	69,977	30,000	—	15,000	—	114,977
Usman Nabi	—	—	—	—	—	—
Stephen D. Owens	68,333	—	833	10,000	7,500	86,666
Richard W. Roedel	69,977	—	12,500	—	7,500	89,977

Mr. Koppelman resigned as a member of the Board effective November 8, 2016. Also in November 2016, Mr. Owens resigned from the Nominating and Corporate Governance Committee and joined the Audit Committee, Mr. Cellar joined the Nominating and Corporate Governance Committee, and Mr. Nabi joined the Compensation Committee.

(2)
Non-employee directors may defer all or a portion of their cash retainer in the form of stock units under the Long-Term Incentive Plan pursuant to the Company's director cash retainer deferral program. The amounts for Messrs. Luther and Roedel include $69,977 ($70,000 rounded to the nearest whole share value), which they each elected to defer pursuant to the director cash retainer deferral program. Accordingly, Messrs. Luther and Roedel were each granted 1,197 deferred stock units in 2016. In addition, Messrs. Luther and Roedel each received 272 deferred stock units representing accumulated dividend equivalents on their deferred stock unit account. See "—Description of Non-Employee Director Compensation" for a discussion of the Company's director cash retainer deferral program.

(3)
The dollar value represents the aggregate grant date fair value computed in accordance with stock-based accounting rules (Financial Standards Accounting Board ASC Topic 718) of the restricted stock awards granted to directors in 2016. Dividends on unvested restricted stock accumulate and are paid on or about the time that the shares of common stock underlying the restricted stock are delivered. The assumptions used in the calculation of these amounts are discussed in

Note 9 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)
As of December 31, 2016, each non-employee director (other than Mr. Nabi) had 2,394 shares of restricted stock outstanding, which vest on May 2, 2017. Each non-employee director (other than Mr. Nabi) had only one unvested award outstanding as of December 31, 2016 and therefore, the grant date fair value of such award is reflected in the 2016 Director Compensation Table. There are no outstanding stock option awards for any non-employee director.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, eight directors are nominated for election to the Board to serve for the next year and until their respective successors are elected and qualified. At this time the Board believes it is appropriately sized at eight members but will review possible candidates for the one Board vacancy if and when circumstances merit. Each nominee has consented to be named as a nominee and to serve if elected. Should any of the nominees become unable to serve as a director (which the Board does not expect), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
Information Concerning Nominees

Name	Age as of March 1, 2017	Position with the Company
Kurt M. Cellar	47	Director
John M. Duffey	56	Director, President and CEO
Nancy A. Krejsa	59	Director
Jon L. Luther	73	Director
Usman Nabi	42	Director
Stephen D. Owens	46	Director
James Reid-Anderson	57	Executive Chairman
Richard W. Roedel	67	Director
Kurt M. Cellar has served as a director of the Company since May 2010. Since January 2008, Mr. Cellar has been the President of Corner Pocket Investors, LLC. He has also been a consultant to companies in a variety of industries as well as a private investor. From 1999 to 2008, Mr. Cellar worked for the hedge fund Bay Harbour Management, L.C. He was partner and portfolio manager from 2003 until his departure. Prior to Bay Harbour, Mr. Cellar was with the private equity firm Remy Investors. Before that, he was a strategy consultant at LEK/Alcar. He is currently a director of Angiotech Pharmaceuticals, Inc., Hawaiian Telecom Holdco, Inc., Home Buyers Warranty, and U.S. Concrete Inc. Mr. Cellar is the Chairman of the Compensation Committee of U.S. Concrete, and the Chairman of the Audit Committees of Hawaiian Telecom Holdco, Inc. and Home Buyers Warranty. Within the last five years, Mr. Cellar was also a member of the Board of Directors of Aventine Renewable Energy where he was a member of the Audit and Compensation Committees, Horizon Lines, Inc., where he was a member of the Audit Committee and Nominating and Corporate Governance Committee, The Penn Traffic Company where he was a member of the Compensation Committee, RCN Corporation, where he was a member of the Audit and Compensation Committees, Vertis Communications and Edison Mission Energy Trust. Mr. Cellar is well qualified to serve on the Board based on his significant accounting and financial experience and his other public company board experience.
John M. Duffey was named President and Chief Executive Officer, and a director of the Company in February 2016. From September 2010 to February 2016, Mr. Duffey served as Chief Financial Officer of the Company. Mr. Duffey previously served as Executive Vice President and Chief Integration Officer of Siemens Healthcare Diagnostics from November 2007 to January 2010, and was responsible for leading the integration of Siemens Medical Solutions Diagnostics and Dade Behring. Prior to Dade Behring’s acquisition by Siemens AG, from 2001 to November 2007, Mr. Duffey served as the Executive Vice President and Chief Financial Officer of Dade Behring, where he negotiated and led the company through a debt restructuring and entry into the public equity market. Prior to joining Dade Behring, Mr. Duffey was with Price Waterhouse in the Chicago and Detroit practice offices as well as the Washington D.C. National Office. Mr. Duffey holds a B.A. degree in Accounting from Michigan State University. Mr. Duffey’s experience and leadership as the Company’s Chief Financial Officer for more than five years and the Company’s current President and Chief Executive Officer has given him intimate knowledge of all aspects of the Company's business and will enhance his service as a director.

Nancy A. Krejsa was named a director of the Company in March 2017. Ms. Krejsa previously served as Senior Vice President, Investor Relations and Corporate Communications for Six Flags since October 2010. Prior to joining the Company, she served as Senior Vice President, Strategy and Communications for Siemens Healthcare Diagnostics from November 2007 to September 2010 following Siemens’ acquisition of Dade Behring. From 1994 to 2007 Ms. Krejsa held senior roles at Dade Behring as Senior Vice President of Communications and Investor Relations, Vice President of U.S. Operations, Treasurer, and Assistant Controller. Prior to joining Dade Behring, Ms. Krejsa held a number of financial management positions at American Hospital Supply and Baxter International, including Vice President, Controller of the Hospital Supply distribution business. Ms. Krejsa has a B.S. in Finance from Indiana University and an M.B.A. in Accounting from DePaul University. Ms. Krejsa’s six years of experience as a member of the Company’s senior leadership team has provided her a deep understanding of the Company’s business, and her 17 years of senior leadership roles in finance and operations at prior companies make her qualified to serve as a director for the Company.
Jon L. Luther has served as a director of the Company since May 2010. Mr. Luther served as Chief Executive Officer of Dunkin' Brands Group Inc., a quick-service restaurant franchisor whose brands include Dunkin' Donuts and Baskin-Robbins, from January 2003 to December 2009 and Chairman from March 2006 to January 2009. In January 2009, he assumed the role of Executive Chairman, and in July 2010, became the Non-Executive Chairman, a position he held until his retirement in May 2013. Mr. Luther is also a director and member of the Nominating and Corporate Governance Committee of Temper Sealy International Inc., a bedding provider, as well as a director of Arby's Restaurant Group, Inc., a privately held quick-service sandwich chain. Mr. Luther is also the Chairman of the Board of Directors of The Culinary Institute of America and also serves as Chairman of its Executive Committee. Within the last five years, Mr. Luther served as a director and member of the Compensation Committee and Nominating and Corporate Governance Committee of Brinker International, Inc., an owner and franchisor of certain restaurant brands and Mr. Luther served as Chairman for the International Franchise Association and was a member of its Executive Committee. Mr. Luther brings to the Board executive leadership experience and vast business experience and expertise in the food and beverage segment as well as in brand marketing.
Usman Nabi has served as a director of the Company since May 2010. Mr. Nabi is a Senior Partner at H Partners Management, an investment management firm. Prior to joining H Partners in 2006, Mr. Nabi was at Perry Capital, the Carlyle Group, and Lazard Freres. Mr. Nabi serves as a director and member of the Compensation Committee and the Nominating and Corporate Governance Committee of Temper Sealy International Inc. As a Senior Partner at H Partners Management, Mr. Nabi brings to the Board a keen business and financial sense and strong investment experience especially in the consumer sector.
Stephen D. Owens has served as a director of the Company since May 2010. Mr. Owens is co-founder and Managing Director of Staple Street Capital, a private equity firm. Prior to founding Staple Street Capital in 1995, Mr. Owens was a Managing Director at The Carlyle Group in the firm's U.S. Buyout team. While at Carlyle, Mr. Owens co-founded the firm's Global Consumer & Retail Group, was a senior member of the firm's Global Communications & Media Group, and executed and oversaw investments in the business services and transportation sectors. Previously, Mr. Owens was a principal investor and investment banker with Lehman Brothers in their New York and Hong Kong offices. Mr. Owens' business and finance experience, including helping to create value in multi-location consumer-facing businesses, qualifies him to serve on the Board.
James Reid-Anderson was named Executive Chairman of the Company in February 2016. From August 2010 to February 2016, Mr. Reid-Anderson served as Chairman, President and Chief Executive Officer of the Company and under his leadership the Company set a new strategic direction and achieved all time high guest and employee satisfaction ratings, significant operational improvements and a seven-fold increase in its share price. Mr. Reid-Anderson had previously served as Chairman, President and Chief Executive Officer of Dade Behring Inc., a manufacturer and distributor of medical diagnostics equipment and supplies, where he drove a tenfold increase in the company’s share price along with significant employee morale improvements and customer satisfaction increases, all achieving record levels. Mr. Reid-Anderson negotiated the sale of Dade Behring Inc. to Siemens AG, a worldwide manufacturer and supplier for the industrial, energy and healthcare industries, in 2007 and subsequently assumed various roles including becoming a member of Siemens AG’s managing board and Chief Executive Officer of Siemens’ $20 billion Healthcare Sector. Earlier in his career Mr. Reid-Anderson held roles of increasing responsibility at PepsiCo, Diageo and Mobil, and as adviser to Apollo Management L.P., a private equity firm. Mr. Reid-Anderson is a fellow of the Association of Chartered Certified Accountants, U.K. and holds a Bachelor of Commerce degree from the Birmingham University, U.K. Mr. Reid-Anderson’s prior experience as Chairman, President and Chief Executive Officer of Dade Behring, a restructured public company, and most recently Chairman, President and Chief Executive Officer of the Company, as well as his extensive operational, international and financial background, make him especially qualified to serve as Executive Chairman and continue to guide the Company strategically.

Richard W. Roedel has been a director of the Company since December 2010. Mr. Roedel is a director and Chairman of the Audit Committee of LSB Industries, Inc. as well as a director and Chairman of the Risk Committee of IHS Markit, Inc. Mr. Roedel is a member of the Audit Committee and is the Non-Executive Chairman of Luna Innovations Incorporated. Over the years, Mr. Roedel has been the chairman of several governance, compensation and special committees. Mr. Roedel served on the Board of Directors of Lorillard, Inc. from 2008 through 2015, when it was acquired by Reynolds American Inc. Mr. Roedel also served as Chair of the Audit Committee of Lorillard, Inc. as well as a member of its Nominating & Corporate Governance Committee. Mr. Roedel served on the Board of Directors of Sealy Corporation in several capacities, including Chairman of its Audit Committee, until March 2013 when Sealy was acquired by Tempur-Pedic International Inc. Mr. Roedel served on the Board of Directors of BrightPoint, Inc. in several capacities until October 2012, when it was acquired by Ingram Micro Inc., including Chairman of its Audit Committee, Chairman of its Compensation Committee and member of its Nominating and Corporate Governance Committee. Mr. Roedel was a director of Broadview Holdings, Inc., a private company, and was Chairman of its Audit Committee and a member of its Compensation Committees until 2012. Mr. Roedel was a director and Chairman of the Audit Committee of Dade Behring Holdings, Inc. from October 2002 until November 2007 when Dade Behring was acquired by Siemens AG. Mr. Roedel is a member of the National Association of Corporate Directors (NACD) Risk Oversight Advisory Council. Mr. Roedel recently served a three-year term on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB). From 1985 through 2000, Mr. Roedel was employed by the accounting firm BDO Seidman LLP, having been managing partner of its Chicago and New York Metropolitan area offices and later Chairman and CEO. As a result of these and other professional experiences, Mr. Roedel has extensive experience in finance, accounting and risk management and in public company board and committee practices, which make him well-qualified to serve on the Board.
Vote Required
A plurality of the votes cast is required to elect each director. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal 1.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.

AUDIT COMMITTEE REPORT
The members of the Audit Committee have been appointed by the Board. The Audit Committee is governed by a written charter that has been approved and adopted by the Board and that will be reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three independent directors.
The Audit Committee assists the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. It does so by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal controls regarding finance, disclosure, accounting and legal compliance and (iii) the Company's auditing, accounting and financial reporting processes generally.
Management is responsible for the preparation and integrity of the Company's consolidated financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has independently met and held discussions with management and the independent registered public accounting firm.
The following is the report of the Audit Committee of the Company with respect to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2016.
To fulfill its responsibility, the Audit Committee has done the following:

•
The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal controls over financial reporting.

•
The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Auditing Standard No. 16 regarding the auditors' judgments about the quality of the Company's accounting principles as applied in its financial reporting.

•
The Audit Committee has received written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements and management's assessment of the Company's internal controls over financial reporting for the fiscal year ended December 31, 2016 be included in the Company's Annual Report on Form 10-K for such year for filing with the SEC.

THE AUDIT COMMITTEE
Kurt M. Cellar (Chair) Stephen D. Owens Richard W. Roedel
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis below with the Company's management and, based on such review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Jon L. Luther (Chair) Stephen D. Owens Usman Nabi

EXECUTIVE COMPENSATION
Overview
This section of the Proxy Statement contains information regarding our compensation programs, policies and objectives and, in particular, their application to a specific group of individuals that we refer to as our named executive officers. Our named executive officers include the Company's Chief Executive Officer, Executive Chairman, the Chief Financial Officer and the other executives named in this Proxy Statement. This section is organized as follows:

•
Compensation Discussion and Analysis.   This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how those policies were applied to the compensation of the named executive officers for 2016 and other information that we believe may be useful to investors regarding compensation of the named executive officers.

•	Compensation Policies and Risk Management Practices. This section describes the Company's compensation policies and practices as they relate to the Company's risk management.

•	Description of Employment Agreements of Named Executive Officers. This section refers to the employment agreements between the named executive officers and the Company.

•
2016 Executive Compensation Tables.   This section provides information, in tabular formats specified in applicable SEC rules, regarding the amount or value of various types of compensation paid to the named executive officers and related information.

•	Potential Payments Upon Termination. This section provides information regarding amounts that could become payable to the named executive officers following specified events.
The parts of this Executive Compensation section described above are intended to be read together and each provides information not included in the others. In addition, for information regarding the Compensation Committee and its responsibilities, please see "Corporate Governance—Board Committees—Compensation Committee" above.
Compensation Discussion and Analysis
Executive Summary
The Company's goals for its executive compensation program are to attract, motivate and retain a talented and experienced management team that will provide leadership for the Company's long-term success. The Company seeks to accomplish these goals in a way that rewards performance and is aligned with its stockholders' interests as exemplified by the Company's Project 500, Project 600 and Project 750 performance-based award programs described below. These programs provide long-term aspirational performance goals and are designed to incentivize early achievement of the goals and provide reduced incentives for late achievement. The Company has engaged meaningfully with certain major stockholders on the Company’s performance-based award programs and, based on such discussions, believes that stockholders favorably view these long-term aspirational performance goals and agree that they align Company performance with the interests of stockholders. This dialogue with stockholders has led to certain refinements to the methodology for determining achievement of one of the performance targets as described below.
The compensation for the named executive officers consists of four elements—base salaries, annual cash incentives, long-term equity awards, and perquisites and benefits—that are designed to reward performance in a simple and straightforward manner. Each of the named executive officers has an employment agreement with the Company that was negotiated at arm's-length and sets forth the initial basis for the executives' compensation.
The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance. Some of the Company's financial results for 2016 include the following:

Key Financial Metric	2016 Financial Results
Revenue	$1.319 billion (4% increase over 2015)
Investment in New Capital	$129 million (10% of revenue)
1-year total stockholder return (TSR) (12/31/16)	14.2%
Cumulative 3-year TSR (12/31/16)	87.2%
Cumulative 5-year TSR (12/31/16)	270.8%
Dividend Per Share	$2.38 (11% increase over 2015)
Stock Repurchases	$212 million (3.7 million shares)

The following table highlights certain practices that the Company maintains and others that the Company has avoided or prohibited because the Company believes doing so enhances its pay for performance philosophy and further aligns executives' interests with those of the Company's stockholders:

Practices Maintained by the Company	Practices NOT Maintained by the Company
Objective performance metrics align interests of management with interests of stockholders	High percentage of fixed compensation
Stock ownership requirements	Hedging ownership of Company stock
Limited perquisites	Excessive perquisites
Double-trigger change in control severance	Excise tax gross-ups upon change in control
Equity awards with four year vesting to promote retention	Dividends on equity paid prior to vesting
Alignment of compensation with stockholder interests	Repricing of options without stockholder approval
Performance goals that drive long-term stockholder value creation	Guaranteed minimum payouts or uncapped award opportunities
Long-Term Incentive Plan contains clawback provision
Program administered by an independent committee
Compensation Committee retains independent compensation consultant
The Compensation Committee carefully considers feedback from the Company's stockholders regarding the Company's executive compensation program, including on its performance-based award programs and the results of the stockholders' advisory vote on executive compensation at the 2014 annual meeting, which was approved by approximately 92% of the votes cast. There is an advisory vote on executive compensation this year at the Annual Meeting (see "Proposal 4: Advisory Vote to Approve Executive Compensation"). There is also an advisory vote on the frequency of future advisory votes on executive compensation this year at the Annual Meeting. The Company is committed to being responsive and accountable to its stockholders and therefore is recommending that future advisory votes on executive compensation be submitted to stockholders every year. Stockholders are invited to express their views to the Board regarding executive compensation as well as other matters at any time as described in this Proxy Statement under the heading "Communications with the Board of Directors."
In connection with Mr. Reid-Anderson becoming the Executive Chairman, Mr. Duffey becoming the President and Chief Executive Officer, and Mr. Barber becoming the Chief Financial Officer, in February 2016, the Company entered into new employment agreements with each of Messrs. Reid-Anderson, Duffey and Barber.
Executive Compensation Philosophy and Objectives
The following are the objectives for the Company's executive compensation program:

•	Establish fair, competitive aggregate compensation including base salary, cash incentives and long-term incentives;

•	Closely align the interests of management with the Company's business objectives; and

•	Deliver an appropriate mix of fixed and at-risk compensation that is directly related to stockholder value and the Company's overall performance.
The Company's direct compensation program therefore consists of the following:

•	Base salary consistent with the executives' role and contributions to the Company;

•	Annual cash incentives for all executives tied to the Company's and the executives' performance;

•
A long-term incentive compensation program used to focus executives' efforts on longer-term performance that will enhance the value delivered to stockholders, including awards of stock options and other performance based equity awards; and

•	Perquisites and retirement benefits.
Administration of the Executive Compensation Program
The Compensation Committee of the Board is responsible for administering the compensation program for executive officers and certain other members of senior management of the Company. The Compensation Committee determines the appropriate compensation levels for the Company's named executive officers, evaluates compensation plans, policies and programs, and reviews benefit plans for officers and employees. Additional responsibilities of the Compensation Committee include, but are not limited to, reviewing the Company's executive compensation philosophy and strategy; participating in the performance evaluation process for the Chief Executive Officer; setting base salary and incentive opportunities for the Chief Executive Officer and other senior executives; establishing incentive compensation and performance goals and objectives for the Company's executive officers and other eligible executives and management; and determining whether performance objectives have been achieved. The Compensation Committee also recommends to the Board employment or consulting agreements and severance arrangements, and approves such agreements or benefits for the named executive officers. The members of the Compensation Committee are not current or former employees of the Company and are not eligible to participate in any of the executive compensation programs.
The entire Board (other than the Chief Executive Officer) ratified the 2016 compensation for the Chief Executive Officer, and the entire Board ratified the 2016 compensation for the other named executive officers.
Management Participation
The Company's human resources department is responsible for the ongoing management of the executive compensation program. The Senior Vice President, Administration and his staff serve as the primary management liaison to the Compensation Committee and propose compensation programs and policies to the Compensation Committee at the request of the Compensation Committee and the Chief Executive Officer. The Compensation Committee meets at least annually with the Chief Executive Officer and any other corporate officers as the Compensation Committee deems appropriate while it is determining the performance criteria and compensation levels of key executive officers. The Chief Executive Officer makes recommendations to the Compensation Committee regarding individual compensation, such as base salary changes and incentive compensation opportunities for executive officers other than himself. In addition, the Chief Financial Officer and his staff evaluate the financial implications of executive compensation proposals and financial performance measures in incentive compensation arrangements. The Compensation Committee regularly meets in executive session without management.
Compensation Consultants
The Compensation Committee has engaged Deloitte to provide advice to the Compensation Committee on an ongoing basis regarding executive compensation strategy and programs, including the compensation of the Chief Executive Officer, the design of its compensation program, the compensation practices of competitors, and legislation or regulations impacting the Company's executive compensation program.
Determining Executive Compensation
In making compensation decisions regarding executive officers generally, the Compensation Committee considers general market information, as well as business and industry conditions, the Company's strategic business objectives, and the executive's performance and experience. The Compensation Committee believes that market compensation data should only be used as a point of reference, not as the determining factor, in the executive officers' compensation. The initial compensation arrangements for the named executive officers were a result of arm's-length negotiations by the Company with the executives in connection with their hire or retention and do not correspond to a specific benchmark level of pay. The compensation for the named executive officers are reviewed annually by the Board, the Compensation Committee and the Chief Executive Officer. An analysis of overall Company performance, budget targets, achievement of individual performance goals and the direct reporting relationship to the Chief Executive Officer is undertaken regarding the compensation of each executive. The Compensation Committee makes compensation determinations and adjustments when determined to be appropriate in accordance with the Company's compensation philosophy and plans. In determining long-term incentive grants in 2016, the Company considered general historical market information on long-term incentive grants provided by Deloitte, along with past awards and company and individual performance, when making compensation recommendations to the Compensation Committee.
Components of Executive Compensation
The individual components of the Company's executive compensation program include:

•	Base salary

•	Annual incentives

•	Long-term incentives

•	Perquisites and benefits
In setting total compensation, the Compensation Committee applies a consistent approach for all executive officers. Although the Compensation Committee has a compensation approach, as described below, the Compensation Committee exercises appropriate business judgment in how it applies the approach to the facts and circumstances associated with each executive.

As illustrated in the following charts (using a Black Scholes calculation for options and the fair market value of a share upon grant of awards under the Project performance programs multiplied by the target number of shares under such programs), and discussed in more detail below, more than 95% of the Chief Executive Officer’s target total direct compensation is variable / ‘at risk’ and tied to Company performance, while on average, more than 75% of the other named executive officers’ target total direct compensation is variable / ‘at risk.’
Base Salary
Salaries are used to provide a fixed amount of compensation for an executive's work. Although initially established in each named executive officer's respective employment agreement, the salaries of named executive officers are reviewed annually, as well as at the time of a promotion or other change in responsibilities. The Compensation Committee strives to pay a base salary to attract and retain talented executive officers based on the individual's responsibilities, performance and experience, internal equity, and business and industry conditions.
In connection with Mr. Reid-Anderson becoming Executive Chairman, Mr. Duffey becoming Chief Executive Officer, and Mr. Barber becoming Chief Financial Officer, the Company entered into an employment agreement with each such executive in February 2016. Messrs. Balk, Hawrylak and Petit each entered into an employment agreement with the Company in 2010. The base salaries and other compensation for each of the named executive officers were determined as a result of the related individual negotiations, and based on the philosophies and factors described herein. For 2016, Messrs. Balk, Hawrylak and Petit received salary increases ranging from 2.7% to 11.8%. Messrs. Duffey and Barber received salary increases in connection with their promotions, and Mr. Reid-Anderson’s salary was adjusted downward based on the change in his position.
The following table shows the annual base salary rate in 2016 for the named executive officers:

Executive	Base Salary Rate($)
John M. Duffey	1,050,000
James Reid-Anderson	1,000,000
Marshall Barber	500,000
Lance C. Balk	565,000
Brett Petit	475,000
Walter S. Hawrylak	382,000

Annual Incentives
The Company's annual cash incentive plan closely links pay and performance by providing all eligible full-time employees, including the named executive officers, an incentive compensation opportunity based on the Company achieving key business plan goals, with an emphasis on Adjusted EBITDA. The Company selected these goals because it believes successful performance against these measures promotes the creation of long-term stockholder value. The Company places more weight on Adjusted EBITDA because it believes that Adjusted EBITDA is most directly related to stockholder value.
Unless Adjusted EBITDA for 2016 was more than $472 million, no annual incentive would have been earned. If more than the target $507 million of Adjusted EBITDA had been attained, the amount earned for each incentive objective would have increased on a pro rata basis to a maximum of 200% of target as Adjusted EBITDA increased from $507 million to $532 million. "Adjusted EBITDA" is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company. “Modified EBITDA” is defined as the Company’s consolidated income (loss) from continuing operations excluding the following: the cumulative effect of changes in accounting principles; discontinued operations gains or losses; income tax expense or benefit; restructure costs or recoveries; reorganization items (net); other income or expense; gain or loss on early extinguishment of debt; equity in income or loss of investees; interest expense (net); gain or loss on disposal of assets; gain or loss on the sale of investees; amortization; depreciation; stock-based compensation; and fresh start accounting valuation adjustments.
The following table shows the target annual incentive opportunities as of December 31, 2016 for the named executive officers:

Executive	Target Annual Incentive(1)
John M. Duffey	120% of base salary
James Reid-Anderson	100% of base salary
Marshall Barber	75% of base salary
Lance C. Balk	75% of base salary
Brett Petit	62.5% of base salary
Walter S. Hawrylak	62.5% of base salary
_________________________

(1)
Due to the changes in the roles of Messrs. Duffey and Reid-Anderson in February 2016, each of their annual incentives were prorated in the 2016 fiscal year based on target rates in effect before (75% and 120%, respectively) and after the effectiveness of their respective employment agreements entered into in February 2016 as shown in the chart above. Mr. Barber's annual incentive was prorated in the 2016 fiscal year based on the proportion of an annual target bonus of $100,000 for the portion of the 2016 fiscal year before the effectiveness of Mr. Barber's employment agreement and the target rate in effect after the effectiveness of Mr. Barber's employment agreement.

No named executive officer may earn more than 200% of his target annual incentive. Each named executive officer earns his target annual incentive based on achievement of the following four financial and strategic objectives.

Objective	Weight	Target Goal
Adjusted EBITDA	50.0%	$507 million
Net debt level	25.0%	Equal to or better than budget ($1,470 million after adjustment for share repurchases)
Guest satisfaction	12.5%	2016 guest satisfaction score exceeds 2015 guest satisfaction score (within an immaterial statistical error threshold)
Success in fostering and maintaining a safe park environment	12.5%
● 2016 guest safety score exceeds 8.0 and quality assessment review standards met (weighted 50%) and
● workers compensation claims lower than prior year annual workers compensation claim target (weighted 50%)

Since more than the minimum Adjusted EBITDA of $472 million for 2016 was achieved, attainment of the weighted target annual incentive components is determined separately for each of the four objectives. With attainment of $506.6 million Adjusted EBITDA out of the target Adjusted EBITDA of $507 million, full achievement of the net debt level objective and partial achievement of the other two objectives, the named executive officers received below-target payouts for 2016. The named executive officers earned 90.083% of their target annual incentive under the annual cash incentive plan.
In February 2017, the Compensation Committee approved the following annual incentive awards for the named executive officers pursuant to the criteria of the annual incentive plan that were paid upon completion of the Company's audit for 2016.

The amounts paid pursuant to the annual cash incentive plan are set forth in the "Non-Equity Incentive Plan Compensation" column of the 2016 Summary Compensation Table because such amounts were paid pursuant to the pre-established criteria under the annual cash incentive plan.

Executive	Target Annual Incentive($)	90.083% of Target Annual Incentive($)
John M. Duffey	1,128,750	1,016,812
James Reid-Anderson	1,133,333	1,020,940
Marshal Barber	329,167	296,524
Lance C. Balk	423,750	381,727
Brett Petit	296,875	267,434
Walter S. Hawrylak	238,750	215,073

Long-Term Incentives
While the annual cash incentives are intended to reward the achievement of short-term financial goals, our executive compensation program emphasizes and rewards results over the long-term through equity incentives that have a substantial performance-based component and multi-year vesting schedules. The Company's long-term incentive awards are tied to the Company's performance and the value of its common stock over several years. These awards are intended to align the interests of the named executive officers with those of the Company's stockholders and to reward the named executive officers' contribution to the long-term growth and performance of the Company. The Compensation Committee also believes that it is appropriate to evaluate equity grant opportunities on a systematic basis at least annually. The Compensation Committee awards stock options or performance stock units, or a combination thereof, based on its determination of the relative value of each form of award at the time of grant and the performance and responsibilities of each named executive officer. These awards are granted under the Company's Long-Term Incentive Plan. The Compensation Committee has not granted any time-based restricted stock or restricted stock units to named executive officers since 2011. The Compensation Committee may, from time to time, based on individual circumstances, grant additional equity incentive awards to employees, including named executive officers, due to circumstances such as outstanding performance or in connection with a promotion.

•
Stock Options.   Stock options vest 25% on each of the first four anniversaries of the grant date. The stock options have a term of ten years and, in all instances, an exercise price of not less than the closing price of the Company's common stock on the date the stock options are granted. The Compensation Committee believes that stock options are appropriate because they are aligned with the long-term interests of stockholders, as the stock options have no value to the named executive officers unless the market value of the Company's common stock increases after the grant date. As discussed below under "Dividend Equivalent Rights," unvested stock options have DERs associated with them. The Compensation Committee granted stock options to Messrs. Barber, Duffey and Reid-Anderson in February 2016 in connection with the changes in their positions with the Company. The Compensation Committee granted stock options to the other named executive officers in August 2016 as part of a general grant to employees to provide incentives. In recognition of the strong performance of the Company in the fourth quarter of 2016, in February 2017, the Compensation Committee granted stock options to all employees (other than Messrs. Duffey and Reid-Anderson).

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Performance Awards—Project 500.   In order to motivate the Company's management team to continue to improve the Company's financial position, the Compensation Committee established a performance award program, called Project 500, which provided participants with an equity incentive in the event the Company reached its goal of $500 million of Modified EBITDA in a calendar year by December 31, 2015. The Compensation Committee believed that Modified EBITDA, rather than Adjusted EBITDA, was the appropriate measurement because it is the most comparable measure to other industry participants and incorporates the full range of the Company's business. At the time the Modified EBITDA target was established in August 2011, the Company’s 2010 calendar year Modified EBITDA was $323 million, thus the Project 500 target represented an increase of 55%.

Given the significant degree of difficulty required to achieve the Project 500 target, an additional feature of the program allowed participants to earn a partial incentive if at least $475 million of Modified EBITDA but less than $500 million of Modified EBITDA was achieved in calendar year 2014, in which case a partial Project 500 award could be achieved.
As a result of the Company's achievement of $477 million of Modified EBITDA in calendar year 2014, in February 2015, each named executive officer earned shares of stock in accordance with the partial achievement award under Project 500 along with associated DERs as set forth in the 2015 Option Exercise and Stock Vested Table.
Since the Company achieved $520 million of Modified EBITDA in 2015 and only partial achievement awards were earned for 2014, participants in Project 500 were entitled to receive a partial award of additional shares of stock in February 2016. The following table shows the shares that were issued pursuant to the 2014 partial achievement award, as well as the 2016 partial award of additional shares as set forth in the 2016 Option Exercise and Stock Vested Table:

Executive	2014 Partial Achievement Award	2016 Partial Achievement Award
John M. Duffey	115,000	100,000
James Reid-Anderson	526,125	457,500
Marshall Barber	23,000	20,000
Lance C. Balk	57,500	50,000
Brett Petit	46,000	40,000
Walter S. Hawrylak	46,000	40,000

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Performance Awards—Project 600. Largely due to the Company's substantial progress and the success of Project 500 in motivating the participants, the Compensation Committee determined that a new aspirational goal in the form of a similar program, called Project 600, would be beneficial to the Company and its stockholders. Project 600 provides participants with an equity incentive for the Company to achieve $600 million of Modified EBITDA in a calendar year (the "Project 600 Target Modified EBITDA") by December 31, 2017. Pursuant to Project 600, the named executive officers will be issued shares of stock if the Company achieves the Project 600 Target Modified EBITDA. At the time this performance target was established in October 2014, the Company’s 2013 calendar year Modified EBITDA was $444 million, thus the Project 600 target represented an increase of 35%.

Like Project 500, given the significant degree of difficulty required to achieve the Project 600 target, the program provided management with incentive to reach the Project 600 Target Modified EBITDA earlier than 2017 by providing early vesting of awards if certain targets were reached. However, these early vesting targets were not achieved. If the Project 600 Target Modified EBITDA is first achieved in calendar year 2018, and no early achievement bonus or partial award (as described below) was previously earned, participants will be entitled to receive 50% of their target award.
The number of shares of stock that each current named executive officer is eligible to receive is set forth below if the Project 600 Target Modified EBITDA is first achieved in the year specified and no partial award (as described below) was previously earned. It is important to note that given the transition in leadership in February 2016, and as more fully described under "—Description of Employment Agreements of Named Executive Officers," Mr. Reid Anderson’s target award was reduced by 250,000 shares and Mr. Duffey’s target award was increased by 250,000 shares. The Compensation Committee believes this realignment of the number of target shares is consistent with the impact of the executives’ roles in achieving the Project 600 Target Modified EBITDA. Also in February 2016, the number of shares that Mr. Barber could earn under his original Project 600 award was increased by 30,000 shares in connection with his promotion to Chief Financial Officer.

	Shares of Stock
Executive	2016 Early Achievement	2017 Achievement/Target Award	2018 Achievement
John M. Duffey	425,500	370,000	185,000
James Reid-Anderson	287,500	250,000	125,000
Marshall Barber	60,375	52,500	26,250
Lance C. Balk	51,750	45,000	22,500
Brett Petit	46,000	40,000	20,000
Walter S. Hawrylak	46,000	40,000	20,000

Given the degree of difficulty in achieving the Project 600 Target Modified EBITDA, the program provides that if at least $575 million of Modified EBITDA, but less than the Project 600 Target Modified EBITDA, is achieved in calendar year 2016 or 2017, a partial Project 600 award can be achieved. The following table describes the number of shares that may be issued based on the year a partial award is achieved:

Shares of Stock
Achievement of Partial Award	No Partial Award in Prior Year	Partial Award in Prior Year
2016	75% of 2016 Early Achievement	N/A
2017	75% of 2017 Achievement	25% of 2017 Achievement

Modified EBITDA is determined after reviewing the Company's audited financial statements for the applicable year. As a general matter, Modified EBITDA will exclude the impact of extraordinary or infrequently occurring events such as acquisitions and dispositions and costs associated with the evaluation of strategic options. The Compensation Committee determined that, since the incremental investment in the new Mexico waterpark was not planned when the Project 600 Target Modified EBITDA was determined, the Project 600 Target Modified EBITDA will be increased by an amount based on the Company’s cost of capital times the incremental investment, prorated for the number of months in 2017 the waterpark is open less pre-opening expenses incurred in 2017. On this basis, the Project 600 Target Modified EBITDA has increased by $1.1 million to $601.1 million. Any shares under Project 600 will be issued after the Compensation Committee certifies the achievement of the Modified EBITDA after completion of the Audit Committee's review of the Company's audited financial statements for the applicable calendar year.

If a change in control (as defined under Project 600) occurs, then the Project 600 Target Modified EBITDA is deemed earned but no early achievement award would be considered earned (unless such Project 600 Target Modified EBITDA had already been earned by the time of the change in control) and instead if no partial awards were previously made the target award would be treated as earned.

To receive shares under Project 600, unless otherwise determined by the Compensation Committee, the executive must be employed by the Company on the first day of the calendar year immediately following the calendar year during which the requisite Modified EBITDA was achieved or the executive must be employed by the Company on the date of a change in control (as defined under Project 600), or have had such employment terminated in anticipation of such a change in control.

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Performance Awards—Project 750. Largely due to the Company's substantial progress and the success of Project 500 and Project 600 in motivating participants, the Compensation Committee determined that a new aspirational goal in the form of a similar program, called Project 750, would be beneficial to the Company and its stockholders. Project 750 provides participants with an equity incentive for the Company to achieve $750 million of Modified EBITDA in a calendar year (the "Project 750 Target Modified EBITDA") by December 31, 2020. Pursuant to Project 750, the named executive officers will be issued shares of stock if the Company achieves the Project 750 Target Modified EBITDA. At the time this performance target was established in October 2016, the Company’s 2016 calendar year Modified EBITDA was $520 million, thus the Project 750 target represents an increase of 44%.

Given the difficulty of achieving the Project 750 Target Modified EBITDA, Project 750 provides management with incentive to reach the Project 750 Target Modified EBITDA earlier than 2020 by providing early achievement premiums (i.e., additional shares) if certain Modified EBITDA levels are achieved. The amount of shares issued pursuant to the performance award is based on a range linked to the year in which the goal is achieved. If the Project 750 Target Modified EBITDA is first achieved in calendar year 2021, and no early achievement bonus or partial award (as described below) was previously earned, participants will be entitled to receive 50% of their target award.
The number of shares of stock that each current named executive officer is eligible to receive is set forth below if the Project 750 Target Modified EBITDA is first achieved in the year specified and no partial award (as described below) was previously earned:

	Shares of Stock
Executive	2017 Early Achievement	2018 Early Achievement	2019 Early Achievement	2020 Achievement/Target Award	2021 Achievement
John M. Duffey	202,500	202,500	172,500	150,000	75,000
Marshall Barber	50,625	50,625	43,125	37,500	18,750
Lance C. Balk	23,625	23,625	20,125	17,500	8,750
Brett Petit	21,600	21,600	18,400	16,000	8,000
Walter S. Hawrylak	21,600	21,600	18,400	16,000	8,000

If at least $725 million of Modified EBITDA, but less than the Project 750 Target Modified EBITDA, is achieved in calendar year 2017, 2018 or 2019, a partial Project 750 award can be achieved and any over-performance above $725 million of Modified EBITDA can be credited to the next calendar year's achievement of $725 million of Modified EBITDA for purposes of determining if the remaining portion of the Project 750 award could be earned. The following table describes the number of shares that may be issued based on the year a partial award is first achieved (and an additional partial award may be available if one is achieved in a subsequent year):

Year Partial Award Achieved	Number of Shares Assuming No Partial Award in Prior Year
2017	75% of 2017 Early Achievement
2018	75% of 2018 Early Achievement
2019	75% of 2019 Early Achievement
2020	75% of 2020 Achievement

Modified EBITDA is determined after reviewing the Company's audited financial statements for the applicable year. As a general matter, Modified EBITDA will exclude the impact of extraordinary or infrequently occurring events such as acquisitions and dispositions and costs associated with the evaluation of strategic options. Any shares under Project 750 will be issued after the Compensation Committee certifies the achievement of the Modified EBITDA after completion of the Audit Committee's review of the Company's audited financial statements for the applicable calendar year.

If a change in control (as defined under Project 750) occurs, then the Project 750 Target Modified EBITDA is deemed earned but no early achievement award would be considered earned (unless such Project 750 Target Modified EBITDA had already been earned by the time of the change in control) and instead if no partial awards were previously made the target award would be treated as earned.

To receive shares under Project 750, unless otherwise determined by the Compensation Committee, the executive must be employed by the Company on the first day of the calendar year immediately following the calendar year during which the requisite Modified EBITDA was achieved or the executive must be employed by the Company on the date of a change in control (as defined under Project 750), or have had such employment terminated in anticipation of such a change in control.
Dividend Equivalent Rights
In order for stock option holders and Project 500, Project 600 and Project 750 participants to participate in the Company's quarterly dividend on its common stock, the Compensation Committee determined to grant holders of the Company's unvested stock options and Project 500, Project 600 and Project 750 awards with DERs. No DERs are paid to any holders with respect to any unvested awards until such awards vest. The stock option DERs provide for issuance of shares of stock to holders of unvested stock options in a value equal to any dividends on the common stock from the grant date through the date of option vesting and such shares are only paid once vesting occurs. Similarly, the Project 500, Project 600 and Project 750 DERs provide for issuance of shares of stock in a value equal to any dividends on the common stock from the award issuance date through the date shares, if any, are issued under Project 500, Project 600 or Project 750 and such shares are only paid to the extent that the shares pursuant to the underlying award vest. The Compensation Committee believes that the use of DERs was necessary to keep the executives aligned with stockholders as a significant part of the Company's total stockholder return is in the form of dividends.

Perquisites and Benefits
The named executive officers receive the same health, welfare and other benefits provided to other Company employees. The Company provides limited perquisites to named executive officers such as a fixed automobile allowance for Messrs. Reid-Anderson and Duffey and a fixed tax planning and legal services allowance for Mr. Reid-Anderson. The "All Other Compensation" column of the 2016 Summary Compensation Table sets forth these perquisites in accordance with the requirements of the SEC. The Compensation Committee reviews the Company's policies on executive officer perquisites on an annual basis.
The Company has a contributory 401(k) Plan available to employees of the Company who meet the age and service requirements. The Company makes matching contributions. In 2016, the Company matched 100% of the first 3% of salary contributions and 50% of the next 2% of salary contributions made by employees (subject to tax law limits). The Company also has a Supplemental 401(k) Plan, which permits eligible participants to defer a portion of their compensation without such portion being limited by Internal Revenue Code restrictions applicable to the contributory 401(k) Plan and receive corresponding matching contributions. For a discussion of the Supplemental 401(k) Plan, see "—Fiscal 2016 Non-Qualified Deferred Compensation."
The Company maintains an employee stock purchase plan, which is made available to substantially all of the Company's employees, and allows participants to acquire the Company's common stock at a discounted price. The employee stock purchase plan was approved by stockholders at the Company's annual meeting in May 2011. The purpose of the plan is to encourage employees at all levels to purchase stock and become stockholders. The plan allows participants to buy the Company's common stock at a 10% discount to the lower of the market value of the common stock at the beginning or end of each successive six-month offering period. Under applicable tax law, no plan participant generally may purchase more than $25,000 in market value (based on the market value of the Company's common stock on the first trading day of each offering period) of the Company's common stock in any calendar year.
Compensation Upon Termination of Employment
In addition to the direct compensation program, the Company believes it is important to provide certain of the executive officers with competitive separation payments and benefits because it provides a measure of financial security for the executive officer and his family in the event of certain terminations of an executive officer's employment and also enables the Company to secure their cooperation following termination. Post-employment compensation consists primarily of two types—severance pay and benefits continuation. Under their respective employment agreements, the named executive officers are entitled to receive these benefits in the event of specified terminations of employment and as a consequence of a change in control. The agreements contain a double-trigger provision, which requires both a change in control and termination of employment in order for the executive officer to receive benefits under the change in control provision rather than a single-trigger provision under which benefits are triggered automatically by a change in control. The Company does not provide an excise tax gross-up in the event of a termination due to a change in control.
The separation payments and benefits are intended to provide the executives with a measure of financial support if their employment is terminated in certain circumstances through no fault of their own. The enhanced and accelerated benefits offered in connection with a change in control are designed to support the following business objectives:

•	Enhance the Company's value in a consolidation transaction by helping retain and stabilize the management team during periods of uncertainty.

•	Preserve the objectivity of the Company's management team if they are negotiating and executing a consolidation transaction.

•	Keep the management team focused on the Company's business instead of their personal financial situation.
The Company elects to provide post-employment compensation to the executive officers on a case-by-case basis as the employment market, the qualifications of potential employees and the Company's hiring needs dictate. See "—Potential Payments Upon Termination" for additional information on separation payments and benefits for the named executive officers.
Tax and Accounting Impact and Policy
The financial and income tax consequences to the Company of individual executive compensation elements are important considerations for the Compensation Committee when analyzing the overall design and mix of compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s Chief Executive Officer or the Company’s other named executive officers, other than the Chief Financial Officer, who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by stockholders). Although the Compensation Committee may consider the impact of Section 162(m) as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs, the Committee retains the flexibility to design and administer compensation programs that are in the best interests of the Company and its stockholders. In addition, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, no assurances can be given, that compensation even if intended by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) of the Code would, in fact, do so.
Other Policies

To enhance alignment of interest between management and the Company's stockholders, the Company maintains stock ownership guidelines for executive officers and certain other members of senior management. Under the guidelines, each executive should seek to have a level of ownership of Company stock that has a value approximately equal to at least two times their annual base salary (and six times annual base salary for the Company's Chief Executive Officer). The ownership level should be achieved within three years of (i) the effective date of the guidelines for officers serving as of the adoption of the guidelines or (ii) the date the person first becomes an executive officer or member of senior management for new officers. All of the named executive officers are in compliance with the Company's stock ownership guidelines.
The Company's insider trading policy requires executive officers and directors to consult the Company’s General Counsel prior to engaging in transactions involving the Company's common stock. In order to protect the Company from exposure under insider trading laws, executive officers and directors are encouraged to enter into pre-programmed trading plans under Exchange Act Rule 10b5-1. The Company's insider trading policy prohibits directors and executive officers from hedging or monetization transactions including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars and other derivative instruments, or through the establishment of a short position in the Company’s securities.
The Company's insider trading policy limits the pledging of Company common stock to those situations approved by the Company's General Counsel. The Company’s General Counsel expects to approve pledging of stock on a case by case basis only in those situations where the individual is acquiring stock pursuant to Company compensatory programs and because of taxes and acquisition costs, the likely alternative to pledging of the stock being acquired is the sale of such stock.
The Compensation Committee does not employ any form of wealth tally; it believes that grants to executives should be made based on individual and Company performance factors and market compensation conditions at the time of grant, as described herein, and that it is in the interests of the Company's stockholders that executives not be penalized for their past successes.
The Company's Long-Term Incentive Plan, under which equity awards and annual cash incentives may be made, contains clawback provisions that require the repayment of compensation previously awarded under the Company's Long-Term Incentive Plan in certain circumstances (for example, the commission of fraud that caused or partially caused the need for a material financial restatement) and to the extent permitted under applicable law. In addition, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, Mr. Duffey and Mr. Barber must reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities during those 12 months.
Compensation Policies and Risk Management Practices
The Compensation Committee has reviewed the Company's policies and practices for all of the Company's employees, including non-executive officers, and determined that the policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company's annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company's performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. The Company has discretion to reduce annual incentive payments (or pay no annual incentive) based on individual performance and any other factors it may determine to be appropriate in the circumstances.

Description of Employment Agreements of Named Executive Officers
In 2010, the Company entered into employment agreements with each of the named executive officers other than Mr. Barber. See "—Compensation Discussion and Analysis—Elements of Compensation" for additional information on the compensation of the named executive officers pursuant to their respective employment agreements.
In February 2016, Mr. Reid-Anderson assumed the role of Executive Chairman of the Company, Mr. Duffey became the Company’s President and Chief Executive Officer, and Mr. Barber assumed the role of Chief Financial Officer of the Company.
In connection with Mr. Reid-Anderson’s appointment as Executive Chairman, the Company entered into an employment agreement with Mr. Reid-Anderson (the “2016 Reid-Anderson Employment Agreement”). Pursuant to the 2016 Reid-Anderson Employment Agreement, Mr. Reid-Anderson’s 2010 employment agreement with the Company terminated on February 19, 2016, and he agreed to serve as Executive Chairman for a term of two years with a base salary of at least $1,000,000 for the first year of the term and at least $500,000 for the second year of the term. In February 2017, the Compensation Committee noted the strong performance and momentum of the Company and determined to maintain Mr. Reid-Anderson's salary at the same level in 2017 as in 2016. Accordingly, the 2016 Reid-Anderson Employment Agreement was amended on February 10, 2017 to provide for an annual base salary of $1,000,000 for both years of the term. Mr. Reid-Anderson is eligible for an annual bonus with a target of 100% of his base salary, which was prorated in 2016 based on target rates in effect before and after the effectiveness of the 2016 Reid-Anderson Employment Agreement. The amendment to the 2016 Reid-Anderson Employment Agreement in February 2017 provided that Mr. Reid-Anderson's annual bonus, if any, for the 2017 performance year will be paid in shares of the Company's common stock. Also in connection with Mr. Reid-Anderson becoming Executive Chairman, Mr. Reid-Anderson forfeited one-half of his target award under the Company’s Project 600 Program. He will continue to participate in the Company’s Project 600 Program with respect to a target award of 250,000 shares.
In connection with Mr. Duffey’s appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Duffey (the “2016 Duffey Employment Agreement”) that provides for, among other things, a base salary of at least $1,050,000 per year and an annual bonus with a target of 120% of his base salary, which was prorated in 2016 based on target rates in effect before and after the effectiveness of the 2016 Duffey Employment Agreement. In addition, on February 19, 2016 Mr. Duffey was granted options to purchase 250,000 shares of the Company’s common stock in accordance with a nonqualified stock option agreement under the Company’s Long-Term Incentive Plan, which vests in equal amounts on each of the first four anniversaries of the grant date. Also, given Mr. Duffey's role as President and Chief Executive Officer, the Project 600 shares that Mr. Reid-Anderson forfeited as discussed above were awarded to Mr. Duffey. Accordingly, Mr. Duffey's existing target award under the Company’s Project 600 Program was increased by 250,000 shares for a total target award (including his existing award) of 370,000 shares.
In connection with Mr. Barber’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Barber (the “Barber Employment Agreement”) that provides for, among other things, a base salary of at least $500,000 per year and an annual bonus with a target of 75% of his base salary, which was prorated in 2016 based on the proportion of an annual target bonus of $100,000 for the portion of 2016 before the effectiveness of the Barber Employment Agreement and the target rate in effect after the Barber Employment Agreement was in effect. Also in connection with such appointment, Mr. Barber was granted options to purchase 75,000 shares of the Company’s common stock in accordance with a nonqualified stock option agreement under the Company’s Long-Term Incentive Plan, which vests in equal amounts on each of the first four anniversaries of the grant date, and an additional award under the Company’s Project 600 Program with a target award of 30,000 shares for a total target award (including his existing award) under the Company’s Project 600 Program of 52,500 shares.
The 2016 Reid-Anderson Employment Agreement, the 2016 Duffey Employment Agreement and the Barber Employment Agreement also contain provisions for separation payments and benefits upon certain types of termination of employment as well as customary non-competition, indemnification, confidentiality and proprietary information provisions. For a description of separation or change of control payments and benefits provided by these employment agreements, see "—Potential Payments Upon Termination."

2016 Summary Compensation Table
The following table summarizes the compensation paid by the Company to (i) the Company's former Chief Executive Officer (current Executive Chairman), (ii) the Company's Chief Executive Officer (former Chief Financial Officer), (ii) the Company's Chief Financial Officer and (iii) the Company's other three most highly compensated executive officers serving as such at the end of the fiscal year ended December 31, 2016.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation(4) ($)	Total ($)
John M. Duffey	2016	995,077	—	175,942	1,500,006	1,016,812	90,014	3,777,851
President and Chief	2015	637,500	94,095	141,894	151,198	828,405	52,820	1,905,912
Executive Officer	2014	584,808	149,030	192,034	393,300	515,970	39,772	1,874,914
James Reid-Anderson	2016	1,065,385	—	970,094	1,500,006	1,020,940	201,807	4,758,232
Executive Chairman	2015	1,546,154	—	955,604	2,174,000	3,232,800	160,502	8,069,060
	2014	1,200,000	—	1,710,684	3,620,500	1,693,440	129,720	8,354,344
Marshall Barber	2016	473,192	—	38,818	535,748	296,524	33,089	1,377,371
Chief Financial Officer
Lance C. Balk	2016	565,000	—	127,440	85,747	381,727	58,042	1,217,956
General Counsel	2015	570,385	84,150	94,596	100,798	740,850	47,191	1,637,970
	2014	529,808	82,540	128,023	262,200	467,460	37,658	1,507,689
Brett Petit	2016	475,000	—	99,537	85,747	267,434	42,302	970,020
Senior Vice President,	2015	440,577	54,187	94,596	100,798	477,063	37,059	1,204,280
Marketing	2014	404,808	142,325	106,686	218,500	297,675	26,943	1,196,937
Walter S. Hawrylak(5)	2016	382,000	—	99,537	85,747	215,073	35,432	817,789
Senior Vice President,	2015	383,654	47,175	94,596	100,798	415,325	30,545	1,072,093
Administration	2014	354,808	79,075	106,686	218,500	260,925	23,602	1,043,596
_________________________

(1)
Each of the named executive officers deferred portions of their salary, bonus and/or non-equity incentive plan compensation into the Supplemental 401(k) Plan as set forth in the 2016 Non-Qualified Deferred Compensation Table and the numbers in the columns above are prior to any such deferrals. Effective February 19, 2016, (a) Mr. Reid-Anderson, formerly the Company’s Chairman, President and Chief Executive Officer, assumed the role of Executive Chairman, (b) Mr. Duffey, formerly the Company’s Chief Financial Officer, assumed the role of President and Chief Executive Officer, and (c) Mr. Barber, formerly the Company’s Vice President of Business Planning, assumed the role of Chief Financial Officer.

(2)
The dollar amount represents the aggregate grant date fair value of the awards granted computed in accordance with the stock-based accounting rules (Financial Accounting Standards Board ASC Topic 718). The assumptions used in the calculation of these amounts are discussed in Note 9 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These awards were the DERs distributed to reflect the dividend equivalents that had accumulated with respect to stock options vesting during 2016.

Pursuant to SEC rules, the value of Project awards on the date of grant is treated as zero because on such date the shares of stock under the Project awards were not considered to be probable of being earned. Any shares of stock under the Project awards will only be granted after completion of the Company's audit for the applicable years if the specified targets are met. Under the Project 750 program, each named executive officer (other than Mr. Reid-Anderson due to his position with the Company and Mr. Hawrylak due to his retirement from the Company in February 2017) has a target number of shares of stock (plus DERs), which may be issued under the Long-Term Incentive Plan if the Company achieves the Project 750 Target Modified EBITDA in target calendar year 2020 and a higher number of shares of stock if the Project 750 Target Modified EBITDA is achieved in an earlier year and 50% of the target number of shares of stock if the Project 750 Target Modified EBITDA is achieved in 2021. Partial achievement awards are available. The number of shares of stock that a named executive officer can earn upon achieving Project goals is set forth in "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives". For informational purposes, assuming the highest level of performance for a determinable award under the Project 750 awards, calculated by multiplying the closing price of the Company’s common stock on the date the executive officer started to participate in the Project 750 program by the number of Project 750 award shares issuable upon achievement of the 2017 Early Achievement, the value is $10,912,725, $2,728,181, $1,273,151, and $1,164,024 for Messrs. Duffey, Barber, Balk, and Petit, respectively. For informational purposes, the value of the additional Project 600 awards granted in connection with the promotion of Messrs. Duffey and

Barber, calculated by multiplying the closing price of the Company’s common stock on the date of grant of the additional shares by the number of additional Project 600 award shares, is $12,845,000 and $1,541,400 for Messrs. Duffey and Barber, respectively. See "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" for a discussion of Project 600 and Project 750.

(3)
The dollar amount represents the aggregate grant date fair value of the awards granted computed in accordance with the stock-based accounting rules (Financial Accounting Standards Board ASC Topic 718). The assumptions used in the calculation of these amounts are discussed in Note 9 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options).

(4)
The dollar amount represents 401(k) Plan matching contributions of 100% of the first 3% of salary contributions and 50% of the next 2% of salary contributions (subject to tax law limits), Supplemental 401(k) Plan matching contributions and Company-paid life insurance premiums as follows:

Executive	Life Insurance Premiums ($)	401(k) Plan Match ($)	Supplemental 401(k) Plan Match ($)	Total ($)
John M. Duffey	2,880	10,600	66,103	79,583
James Reid-Anderson	2,880	10,600	161,327	174,807
Marshall Barber	2,161	10,600	20,328	33,089
Lance C. Balk	2,442	10,600	45,000	58,042
Brett Petit	2,052	10,600	29,650	42,302
Walter S. Hawrylak	1,652	10,600	23,180	35,432
The amount shown in 2016 for Mr. Reid-Anderson includes $12,000 for an automobile allowance and $15,000 for a tax planning and legal services allowance. Mr. Reid-Anderson's employment agreement provides that Mr. Reid-Anderson is entitled to a fixed automobile allowance of $1,000 per month as well as a fixed tax planning and legal services allowance of $15,000 per calendar year. The amount shown in 2016 for Mr. Duffey includes $10,431 for an automobile allowance. Mr. Duffey's employment agreement provides that Mr. Duffey is entitled to a fixed automobile allowance of $1,000 per month. For additional information on contributions that the Company makes for the named executive officers under the 401(k) Plan, Supplemental 401(k) Plan and of perquisites and benefits that the Company provides to the named executive officers, see "—Compensation Discussion and Analysis—Elements of Compensation—Perquisites and Benefits."

(5)	Effective February 28, 2017, Mr. Hawrylak retired from the Company.

2016 Grants of Plan-Based Awards
The following table provides information on equity and non-equity awards granted in 2016, except as otherwise noted below, to each of the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Underlying Options (#)	Exercise or Base Price of Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John M. Duffey	—	—	1,128,750	2,257,500	—	—	—	—	—	—	—
	2/19/2016	—	—	—	—	—	—	—	250,000	51.38	1,500,006
	2/19/2016	—	—	—	—	—	—	(2)	—	—	1,328,701
	2/19/2016	—	—	—	(3)	(3)	(3)	—	—	—	—
	10/26/2016(4)	—	—	—	75,000	150,000	202,500	—	—	—	—
James Reid-Anderson	—	—	1,133,333	2,266,666	—	—	—	—	—	—	—
	2/19/2016	—	—	—	—	—	—	—	250,000	51.38	1,500,006
	2/19/2016	—	—	—	—	—	—	(2)	—	—	1,328,701
	2/19/2016	—	—	—	(3)	(3)	(3)	—	—	—	—
Marshall Barber	—	—	329,167	658,334	—	—	—	—	—	—	—
	2/19/2016	—	—	—	—	—	—	—	75,000	51.38	450,002
	2/19/2016	—	—	—	—	—	—	(2)	—	—	398,610
	8/24/2016	—	—	—	—	—	—	—	15,000	50.39	85,747
	8/24/2016	—	—	—	—	—	—	(2)	—	—	72,852
	2/19/2016	—	—	—	(3)	(3)	(3)	—	—	—	—
	10/26/2016(4)	—	—	—	18,750	37,500	50,625	—	—	—	—
Lance C. Balk	—	—	423,750	847,500	—	—	—	—	—	—	—
	8/24/2016	—	—	—	—	—	—	—	15,000	50.39	85,747
	8/24/2016	—	—	—	—	—	—	(2)	—	—	72,852
	10/26/2016(4)	—	—	—	8,750	17,500	23,625	—	—	—	—
Brett Petit	—	—	296,875	593,750	—	—	—	—	—	—	—
	8/24/2016	—	—	—	—	—	—	—	15,000	50.39	85,747
	8/24/2016	—	—	—	—	—	—	(2)	—	—	72,852
	10/26/2016(4)	—	—	—	8,000	16,000	21,600	—	—	—	—
Walter S. Hawrylak	—	—	238,750	477,500	—	—	—	—	—	—	—
	8/24/2016	—	—	—	—	—	—	—	15,000	50.39	85,747
	8/24/2016	—	—	—	—	—	—	(2)	—	—	72,852
	10/26/2016(4)	—	—	—	8,000	16,000	21,600	—	—	—	—
_______________________________

(1)	See "—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentives" for details regarding the annual incentive.

(2)
On the August 2016 grant dates of stock option awards (and February 2016 for Messrs. Duffey, Reid-Anderson and Barber), DERs were also granted to each named executive officer with respect to the same number of shares as the number of shares underlying the stock option award granted. The number of shares of common stock that vest pursuant to the DERs is based on the conversion of cash DERs accumulated from the grant date through the date that the stock option vests.

(3)
In connection with Mr. Reid-Anderson becoming Executive Chairman, Mr. Reid-Anderson forfeited 250,000 shares of his target award under the Project 600 Program, which shares were used to increase Mr. Duffey's existing target award under Project 600 by 250,000 shares due to Mr. Duffey becoming President and Chief Executive Officer. Mr. Barber's existing target award under Project 600 was increased by 30,000 shares in connection with his promotion to Chief Financial Officer. As a result of these changes to the existing Project 600 awards, the current estimated future payouts for Messrs. Duffey, Reid-Anderson and Barber under the Project 600 Program are as follows:

	Shares of Stock
Executive	Threshold	Target	Maximum
John M. Duffey	185,000	370,000	425,500
James Reid-Anderson	125,000	250,000	287,500
Marshall Barber	26,250	52,500	60,375

(4)
The date executive officers started to participate in the Project 750 program is set forth under the "Grant Date" column. Under the Project 750 program, each executive officer has a target number of shares of stock (plus DERs), which may be issued under the Company's Long-Term Incentive Plan if the Company achieves the Project 750 Target Modified EBITDA in calendar year 2020 and a higher number of shares of stock if the Project 750 Target Modified EBITDA is achieved earlier and a lower number of shares of stock if the Project 750 Target Modified EBITDA is achieved in 2021. Partial achievement awards are available. See "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" for a discussion of Project 750.

2016 Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the total outstanding equity awards as of December 31, 2016 for each of the named executive officers:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
John M. Duffey	—	—	—	—	—	—	—	—	370,000(3)	24,050,000
	—	—	—	—	—	—	—	—	202,500(4)	12,271,500
	8/24/2011	108,000	—	—	16.81	8/24/2021	—	—	—	—
	8/24/2012	72,000	—	—	27.76	8/24/2022	—	—	—	—
	8/24/2013	27,000	9,000	—	34.49	8/24/2023	—	—	—	—
	8/24/2013	—	—	—	—	—	(5)	66,330	—	—
	8/24/2014	22,500	22,500	—	37.54	8/24/2024	—	—	—	—
	8/24/2014	—	—	—	—	—	(5)	123,975	—	—
	8/24/2015	7,500	22,500	—	42.34	8/24/2025	—		—	—
	8/24/2015	—	—	—	—	—	(5)	78,300	—	—
	2/19/2016	—	250,000	—	51.38	2/19/2026	—	—	—	—
	2/19/2016	—	—	—	—	—	(5)	450,000	—	—
James Reid-Anderson	—	—	—	—	—	—	—	—	250,000(3)	16,250,000
	2/20/2013	—	62,500	—	33.45	2/20/2023	—	—	—	—
	2/20/2013	—	—	—	—	—	(5)	516,875	—	—
	2/19/2014	—	75,000	—	40.02	2/19/2024	—	—	—	—
	2/19/2014	—	—	—	—	—	(5)	483,750	—	—
	8/24/2014	—	125,000	—	37.54	8/24/2024	—	—	—	—
	8/24/2014	—	—	—	—	—	(5)	688,750	—	—
	2/19/2015	—	150,000	—	47.60	2/19/2025	—	—	—	—
	2/19/2015	—	—	—	—	—	(5)	600,000	—	—
	2/19/2016	—	250,000	—	51.38	2/19/2026	—	—	—	—
	2/19/2016	—	—	—	—	—	(5)	450,000	—	—
Marshall Barber	—	—	—	—	—	—	—	—	52,500(3)	3,412,500
	—	—	—	—	—	—	—	—	50,625(4)	3,067,875
	8/24/2013	—	2,250	—	34.49	8/24/2023	—	—	—	—
	8/24/2013	—	—	—	—	—	(5)	16,583	—	—
	8/24/2014	—	5,000	—	37.54	8/24/2024	—	—	—	—
	8/24/2014	—	—	—	—	—	(5)	27,550	—	—
	8/24/2015	2,000	6,000	—	42.34	8/24/2025	—	—	—	—
	8/24/2015	—	—	—	—	—	(5)	20,880	—	—
	2/19/2016	—	75,000	—	51.38	2/19/2026	—	—	—	—
	2/19/2016	—	—	—	—	—	(5)	135,000	—	—
	8/24/2016	—	15,000	—	50.39	8/24/2026	—	—	—	—
	8/24/2016	—	—	—	—	—	(5)	18,300	—	—
Lance C. Balk	—	—	—	—	—	—	—	—	45,000(3)	2,925,000
	—	—	—	—	—	—	—	—	23,625(4)	1,431,675
	8/24/2012	13,500	—	—	27.76	8/24/2022	—	—	—	—
	8/24/2013	20,250	6,750	—	34.49	8/24/2023	—	—	—	—
	8/24/2013	—	—	—	—	—	(5)	49,748	—	—

	8/24/2014	15,000	15,000	—	37.54	8/24/2024	—	—	—	—
	8/24/2014	—	—	—	—	—	(5)	82,650	—	—
	8/24/2015	5,000	15,000	—	42.34	8/24/2025	—	—	—	—
	8/24/2015	—	—	—	—	—	(5)	52,200	—	—
	8/24/2016	—	15,000	—	50.39	8/24/2026	—	—	—	—
	8/24/2016	—	—	—	—	—	(5)	18,300	—	—
Brett Petit	—	—	—	—	—	—	—	—	40,000(3)	2,600,000
	—	—	—	—	—	—	—	—	21,600(4)	1,308,960
	8/24/2013	—	5,250	—	34.49	8/24/2023	—	—	—	—
	8/24/2013	—	—	—	—	—	(5)	38,693	—	—
	8/24/2014	—	12,500	—	37.54	8/24/2024	—	—	—	—
	8/24/2014	—	—	—	—	—	(5)	68,875	—	—
	8/24/2015	—	15,000	—	42.34	8/24/2025	—	—	—	—
	8/24/2015	—	—	—	—	—	(5)	52,200	—	—
	8/24/2016	—	15,000	—	50.39	8/24/2026	—	—	—	—
	8/24/2016	—	—	—	—	—	(5)	18,300	—	—
Walter S. Hawrylak	—	—	—	—	—	—	—	—	40,000(3)	2,600,000
	—	—	—	—	—	—	—	—	21,600(4)	1,308,960
	8/24/2013	—	5,250	—	34.49	8/24/2023	—	—	—	—
	8/24/2013	—	—	—	—	—	(5)	38,693	—	—
	8/24/2014	—	12,500	—	37.54	8/24/2024	—	—	—	—
	8/24/2014	—	—	—	—	—	(5)	68,875	—	—
	8/24/2015	—	15,000	—	42.34	8/24/2025	—		—	—
	8/24/2015	—	—	—	—	—	(5)	52,200	—	—
	8/24/2016	—	15,000	—	50.39	8/24/2026	—	—	—	—
	8/24/2016	—	—	—	—	—	(5)	18,300	—	—
_________________________

(1)
The stock options awarded to all of the named executive officers vest 25% on each anniversary of the grant date with acceleration upon certain events as discussed in "Potential Payments Upon Termination of Named Executive Officers." As described in "—Compensation Discussion and Analysis—Elements of Compensation—Dividend Equivalent Rights," in connection with the dividend increase in 2012, the Board began granting DERs to holders of unvested stock options. On a quarterly basis as stockholders are paid cash dividends, the DERs accrue dividends which will be distributed to the named executive officers in shares upon the vesting of their stock option award.

(2)	The value set forth for DERs is based on the amount of cash dividend equivalents accumulated from the grant date through December 31, 2016.

(3)
Amount represents the target number of shares that may be issued under Project 600 if the Company achieves the Project 600 Target Modified EBITDA in calendar year 2017. See "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" and "—Compensation Discussion and Analysis—Elements of Compensation—Dividend Equivalent Rights" for a discussion of Project 600 and related DERs. See "—Description of Employment Agreements of Named Executive Officers" for a discussion of changes to the Project 600 awards for Messrs. Duffey and Reid-Anderson effective in 2016.

(4)
Amount represents the target number of shares that may be issued under Project 750 if the Company achieves the Project 750 Target Modified EBITDA in calendar year 2017. See "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" and "—Compensation Discussion and Analysis—Elements of Compensation—Dividend Equivalent Rights" for a discussion of Project 750 and related DERs.

(5)
On the grant date of the stock option awards, accompanying DERs were also granted to each named executive officer. The number of shares of common stock that vest pursuant to the DERs is based on the conversion of cash dividend equivalents accumulated from the grant date through the date that the stock option vests.

2016 Option Exercises and Stock Vested
The following table provides information regarding options exercised and stock vested for the named executive officers during 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
John M. Duffey	146,960	5,668,247	120,375	6,181,804
James Reid-Anderson	292,500	4,478,088	553,468	28,435,076
Marshall Barber	15,250	291,216	24,155	1,240,391
Lance C. Balk	40,500	1,249,830	61,373	3,150,640
Brett Petit	26,250	489,720	48,984	2,514,747
Walter S. Hawrylak	26,250	428,382	48,984	2,514,747
_____________________________

(1)	The amount was calculated based on the difference between the market price of the Company's common stock on the date of exercise and the exercise price.

(2)
The amount represents the shares earned under Project 500 in 2016 based on calendar year 2015 performance as well as DERs associated with such shares earned under Project 500 and with the stock options that vested in 2016 as described in "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives."

(3)
The amount was calculated based on the fair market value of the Company's common stock on the vesting date (or the previous trading day if the vesting date was not a trading day). The fair market value is determined based on the closing price of the Company's common stock on the applicable date and accumulated dividends/DERs.

Fiscal 2016 Non-Qualified Deferred Compensation
The Company maintains a Supplemental 401(k) Plan that covers selected employees including the named executive officers. The Supplemental 401(k) Plan provides participants the opportunity to defer a portion of their compensation without such portion being limited by Internal Revenue Code restrictions applicable to the Company's 401(k) Plan. In addition, the Supplemental 401(k) Plan provides participants who have made the maximum contribution under the Company's 401(k) Plan to be credited with matching contributions under the Supplemental 401(k) Plan to the extent allocations under the Company's 401(k) Plan were limited and to the extent of contributions to the Supplemental 401(k) Plan subject to an overall matching contribution limit. Aggregate matching contributions for a participant under the Supplemental 401(k) Plan and the Company's 401(k) Plan is limited to 4% of the participant's base salary and annual incentive compensation. Amounts credited to a named executive officer under the Supplemental 401(k) Plan, adjusted for earnings or losses, will generally be distributed on the last business day of the sixth month following the month in which the participant has a separation of service from the Company. The following table sets forth information concerning the named executive officers' participation in the Supplemental 401(k) Plan during fiscal 2016:

	Non-Qualified Deferred Compensation
Name	Executive Contributions In Fiscal 2016(1) ($)	Registrant Contributions in Fiscal 2016(1) ($)	Aggregate Earnings (Loss) In Fiscal 2016 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance At Fiscal 2016(2) ($)
John M. Duffey	252,029	66,103	95,877	—	1,201,721
James Reid-Anderson	83,453	161,327	126,662	—	1,396,854
Marshall Barber	38,486	20,328	3,894	—	96,159
Lance C. Balk	56,804	45,000	47,906	—	525,237
Brett Petit	29,697	29,650	24,699	—	357,343
Walter S. Hawrylak	29,147	23,180	8,801	—	129,116
_________________________________

(1)
All amounts reported as executive contributions are executive elective deferrals included in the 2016 Summary Compensation Table, as salary or non-equity incentive compensation for 2016. All amounts reported as registrant contributions are Company matching contributions included in the 2016 Summary Compensation Table as all other compensation for 2016.

(2)
The aggregate balance includes $1,010,452, $1,178,442, $58,814, $437,464, $326,846, and $119,502 for Messrs. Duffey, Reid-Anderson, Barber, Balk, Petit, and Hawrylak, respectively, which was reported in the Summary Compensation Table for 2012 through 2016.

Potential Payments Upon Termination
Potential Payments Upon Termination of Named Executive Officers
All of the named executive officers have provisions in their employment agreements providing for separation payments and benefits upon certain types of termination of employment.
Payments Upon Death or Disability
Upon a named executive officer's termination of employment, such executive is generally entitled to unpaid earned salary, unpaid earned annual incentive and unpaid benefits. In addition, in the event of termination of the named executive officer's employment due to death or disability such executive would be entitled to receive (i) a pro rata portion of the annual incentive that would otherwise have been paid to such executive if his employment had not so terminated (a "Pro Rata Incentive"); and (ii) immediate vesting of all time-vested options, restricted stock, restricted stock units and other time-vested equity-based incentive awards then held by such executive (excluding any awards issued pursuant to the Company's Project 500 and Project 600 programs) (collectively, "Time-Vested Awards"), with all outstanding options remaining exercisable for the shorter of their originally scheduled respective terms and one year following the executive's date of termination.
Furthermore, in the event of termination of the employment of Messrs. Barber, Balk, Hawrylak, or Petit due to disability, such executive would be entitled to a lump sum payment of an amount equal to the sum of such executive's base salary and target annual incentive for the year of termination. In the event of termination of the employment of Messrs. Duffey or Reid-Anderson due to disability, each executive would be entitled to a lump sum payment of an amount equal to twice the sum of his base salary and target annual incentive for the year of termination.
Termination Without Cause or For Good Reason
If the Company terminates the employment of either Mr. Duffey or Mr. Reid-Anderson without "cause" (as defined below) or such executive terminates his employment for "good reason" (as defined below), such executive would be entitled to receive, in addition to accrued payments and benefits, (i) a Pro Rata Incentive; (ii) a lump sum payment in an amount equal to twice the sum of (X) the executive's base salary and (Y) target annual incentive for the year of termination; (iii) continued health care (and for Mr. Reid-Anderson life insurance) coverage for a period of twenty-four months from the date of termination or until executive receives comparable coverage from a subsequent employer on the same basis as such coverage is made available to other executives; and (iv) immediate vesting of the unvested Time-Vested Awards that are scheduled to vest in the twelve-month period following executive's date of termination (or for Mr. Reid-Anderson, if greater, 75% of the unvested component of each outstanding Time-Vested Award), with all vested options remaining exercisable for the shorter of their originally scheduled term and one year following the date of termination. In addition, Mr. Duffey would be entitled to executive outplacement services as reasonably determined by the Company. If the employment of either Mr. Duffey or Mr. Reid-Anderson is so terminated in anticipation of a change in control or on or during the twenty-four month period following a change in control, all of the executive's Time-Vested Awards will fully vest.
If the Company terminates the employment of either Messrs. Barber, Balk, Petit or Hawrylak without "cause" or such executive terminates his employment for "good reason," such executive would be entitled to receive, in addition to accrued payments and benefits, (i) a Pro Rata Incentive; (ii) a lump sum payment in an amount equal to the sum of (X) executive's base salary and (Y) target annual incentive for the year of termination; (iii) continued health care coverage for a period of eighteen months from the date of termination or until executive receives comparable coverage from a subsequent employer on the same basis as such coverage is made available to other executives; (iv) immediate vesting of the unvested Time-Vested Awards that are scheduled to vest in the twelve-month period following executive's date of termination, with all vested options remaining exercisable for the shorter of their originally scheduled term and one year following the date of termination; and (v) executive outplacement services as reasonably determined by the Company. If the Company terminates the employment of Messrs. Barber, Balk, Petit or Hawrylak without "cause" (as defined below) or if such executive terminates his employment for "good reason" (as defined below) before, on or within two years after or in anticipation of a change in control (as such term is defined in their respective employment agreements), instead of (ii) above, such executive will be entitled to a lump sum payment in an amount equal to twice the sum of (X) executive's base salary and (Y) target annual incentive for the year of termination and instead of (iv) above, all Time-Vested Awards will fully vest.
Pursuant to the 2016 Reid-Anderson Employment Agreement, the 2016 Duffey Employment Agreement and the Barber Employment Agreement, the Company may elect to pay a cash amount rather than continue health care and life insurance coverage.

"Cause" is generally defined under the employment agreements for the named executive officers as follows:

•	executive's continued failure (except where due to physical or mental incapacity) to endeavor in good faith to substantially perform his duties;

•	executive's material malfeasance or gross neglect in the performance of his duties;

•	executive's conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony;

•	the commission by the executive of an act of fraud or embezzlement against the Company or any affiliate constituting a crime;

•
executive's material breach of any material provision of his employment agreement (as determined in good faith by the Board) that is not remedied within fifteen days after (i) written notice from the Company specifying such breach and (ii) the opportunity to appear before the Board;

•	executive's material violation of a material Company policy that causes demonstrable damage to the Company, which damage is not insignificant;

•
executive's continued failure to cooperate in any audit or investigation involving the Company or its affiliates or its or their financial statements or business practices that is not remedied within fifteen days of written notice from the Company specifying such failure; or

•	executive's actual gross misconduct that the Board determines in good faith adversely and materially affects the business or reputation of the Company.
"Good reason" is defined under the employment agreements for the named executive officers to mean the occurrence, without such executive's express written consent, of:

•	a material diminution in the executive's employment duties, responsibilities or authority, or the assignment to executive of duties that are materially inconsistent with his position;

•	any reduction in base salary or target annual incentive; or

•	any material breach by the Company of the compensation or indemnification provisions of the executive's employment agreement.
Additionally, the definition of good reason in the 2016 Reid-Anderson Employment Agreement includes the following circumstances: (i) the removal of him as Executive Chairman of the Company or an adverse change in his reporting obligations and (ii) the failure of the Company to nominate him for election as a member of the Board or the failure to appoint him as Chairman of the Board while he is a member of the Board or the failure of the Company’s stockholders to elect him to the Board once nominated. The definition of good reason in the 2016 Duffey Employment Agreement includes the following circumstances: (i) the removal of him as President and Chief Executive Officer of the Company or (ii) an adverse change in his reporting obligations.
An executive's employment may terminate for "good reason" only if (i) within 90 days of the date executive has actual knowledge of the occurrence of an event of "good reason," he provides written notice to the Company specifying such event, (ii) the Company does not cure such event within 10 business days (5 business days in the case of Mr. Reid-Anderson) of such notice if the event is nonpayment of an amount due to executive, or within 60 days of such notice for other events and (iii) executive terminates executive's employment within 30 business days of the end of such cure period.

Potential Payments Upon Termination of Employment or Change in Control
The table below illustrates payments that would be made to a named executive officer if his employment terminates due to a termination for death or disability, for cause, without cause or for good reason. The table only details additional incremental payments that would be owed by the Company to the executive beyond what the named executive officer has already earned. The amounts shown and discussed in this section assume that a termination was effective as of December 31, 2016 and assume there is no earned but unpaid base salary, annual incentive or expenses at the time of termination.

Executive	Cash Severance Payments(1) ($)	Vesting of Stock Options(2) ($)	Vesting of Project 600(3) ($)	Vesting of Project 750(4) ($)	Benefit Continuation / Outplacement Services ($)	Total ($)
John M. Duffey
Death	—	3,993,735	—	—	—	3,993,735
Disability	4,620,000	3,993,735	—	—	—	8,613,735
Without Cause or for Good Reason —No Change in Control	4,620,000	1,416,773	—	—	50,659	6,087,432
Without Cause or for Good Reason —Change in Control	4,620,000	3,993,735	24,050,000	12,271,500	50,659	44,985,894
James Reid-Anderson
Death	—	12,693,250	—	—	—	12,693,250
Disability	4,000,000	12,693,250	—	—	—	16,693,250
Without Cause or for Good Reason —No Change in Control	4,000,000	10,063,375	—	—	42,139	14,105,514
Without Cause or for Good Reason —Change in Control	4,000,000	12,693,250	16,250,000	—	42,139	32,985,389
Marshall Barber
Death	—	1,280,490	—	—	—	1,280,490
Disability	875,000	1,280,490	—	—	—	2,155,490
Without Cause or for Good Reason —No Change in Control	875,000	421,003	—	—	44,013	1,340,016
Without Cause or for Good Reason —Change in Control	1,750,000	1,280,490	3,412,500	3,067,875	44,013	9,554,878
Lance C. Balk
Death	—	1,118,970	—	—	—	1,118,970
Disability	988,750	1,118,970	—	—	—	2,107,720
Without Cause or for Good Reason —No Change in Control	988,750	577,108	—	—	41,744	1,607,602
Without Cause or for Good Reason —Change in Control	1,977,500	1,118,970	2,925,000	1,431,675	41,744	7,494,889
Brett Petit
Death	—	999,885	—	—	—	999,885
Disability	771,875	999,885	—	—	—	1,771,760
Without Cause or for Good Reason —No Change in Control	771,875	492,935	—	—	41,744	1,306,554
Without Cause or for Good Reason —Change in Control	1,543,750	999,885	2,600,000	1,308,960	41,744	6,494,339
Walter S. Hawrylak
Death	—	999,885	—	—	—	999,885
Disability	620,750	999,885	—	—	—	1,620,635
Without Cause or for Good Reason —No Change in Control	620,750	492,935	—	—	31,252	1,144,937
Without Cause or for Good Reason —Change in Control	1,241,500	999,885	2,600,000	1,308,960	31,252	6,181,597
___________________________________

(1)
Because termination is assumed to have occurred on December 31, 2016, the Pro Rata Incentive otherwise payable upon death or disability or upon a termination without cause or for good reason is not reflected in the table.

(2)
Unvested portions of stock options would vest. The value is calculated by (a) multiplying the amount by which $59.96 (the closing price of the Company's common stock on December 30, 2016) exceeds the exercise price of the stock option by the number of shares subject to the accelerated portion of the stock option and (b) adding the value of corresponding DERs as of December 31, 2016.

(3)
Project 600 awards would vest at target. The value is calculated by (a) multiplying $59.96 (the closing price of the Company’s common stock on December 30, 2016) by the target number of shares under the Project 600 award and (b) adding the value of corresponding DERs as of December 31, 2016.

(4)
Project 750 awards would vest at target. The value is calculated by (a) multiplying $59.96 (the closing price of the Company’s common stock on December 30, 2016) by the target number of shares under the Project 750 award and (b) adding the value of corresponding DERs as of December 31, 2016.

TRANSACTIONS WITH RELATED PERSONS
Policy and Procedures Regarding Transactions with Related Persons
The Nominating and Corporate Governance Committee has adopted a written policy relating to its review and approval of transactions with related persons in which the amount involved exceeds $120,000. A "related person" includes any director or executive officer of the Company, any person who is the beneficial owner of more than 5% of the Company's common stock, an immediate family member of any of the foregoing persons and any firm, corporation or other entity controlled by any of the foregoing persons. The Nominating and Corporate Governance Committee reviews and approves all related person transactions in which the amount involved exceeds $120,000. At times, it may be advisable to initiate a transaction before the Nominating and Corporate Governance Committee has evaluated it, or a transaction may begin before discovery of a related person's participation. In such instances, the Nominating and Corporate Governance Committee must ratify the related person transaction at its next regularly scheduled meeting or the transaction must be rescinded. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Nominating and Corporate Governance Committee. In approving any related person transaction, the Nominating and Corporate Governance Committee must determine that the transaction is fair and reasonable and on terms no less favorable to the Company than could be obtained in a comparable arm's length transaction with an unrelated third party.
Transactions with Related Persons
During fiscal 2016, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of the common stock, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of common stock with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC rules and regulations to furnish the Company with copies of all such forms they file.
During 2016, to the Company's knowledge, based solely on the Company's review of the copies of such forms received by the Company and written representations from certain reporting persons that no additional forms were required for those persons, all the required reports were filed on a timely basis by officers, directors, and greater than ten percent beneficial owners.

PROPOSAL 2: APPROVAL OF LONG-TERM INCENTIVE PLAN AS AMENDED

The Board, the Compensation Committee and Company management all believe that the effective use of stock-based long-term incentive compensation is vital to the Company's continued ability to recruit, hire and retain the individuals required to successfully execute the Company's business plans and achieve strong performance in the future by providing a direct link between compensation and long-term stockholder value creation. The Board has approved, and the Company is hereby soliciting stockholder approval of, the Six Flags Entertainment Corporation Amended and Restated Long-Term Incentive Plan, as amended (the "Long-Term Incentive Plan"). The following is a summary of the material changes contained in the Long-Term Incentive Plan:

(i)  increases the number of shares available for issuance under the Long-Term Incentive Plan by 4,000,000 shares;

(ii)  limits to no more than 1,600,000 of such additional 4,000,000 shares, the number of awards that may be issued as other than stock options or stock appreciation rights;

(iii)  clarifies that no dividend equivalent rights will be paid with respect to any unvested awards until such award vests, which has always been the Company's practice; and
(iv) extends the term of the Long-Term Incentive Plan an additional ten years until May 3, 2027.

The Long-Term Incentive Plan is the Company's primary equity incentive plan. Currently, there are no other equity incentive plans from which the Company can grant options, restricted stock, restricted stock units or other equity awards. As of March 8, 2017, including the potential issuances of shares pursuant to Project 600 and Project 750 at target, 1,548,105 shares were available for the future grant of equity awards under the Long-Term Incentive Plan.

The proposed increase in the number of shares under the Long-Term Incentive Plan is intended to provide the opportunity to make future grants of awards.

A copy of the Long-Term Incentive Plan is attached as Appendix A to this Proxy Statement. The description herein is a summary and not intended to be a complete description of the Long-Term Incentive Plan. Please read the Long-Term Incentive Plan for more detailed information.

Description of the Long-Term Incentive Plan

The purpose of the Long-Term Incentive Plan is to (i) enhance the Company's ability to attract highly qualified personnel; (ii) strengthen its retention capabilities; (iii) enhance the long-term performance and competitiveness of the Company; and (iv) align the interests of Long-Term Incentive Plan participants with those of the Company's stockholders.

Administration

The Compensation Committee administers the Long-Term Incentive Plan, except that the Board may act in lieu of the Compensation Committee on any matter. The Compensation Committee is authorized to select the individuals to whom awards are granted, to determine the types of awards granted and the number of shares subject to each award, and to establish the other terms, conditions and provisions of awards. The Compensation Committee may also authorize one or more executive officers of the Company to make awards to employees of the Company other than themselves.

Eligibility

Awards may be granted under the Long-Term Incentive Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its affiliates. As of March 8, 2017, approximately 1,500 employees and five non-employee directors were eligible to participate in the Long-Term Incentive Plan. For purposes of the Long-Term Incentive Plan, "affiliate" means any entity that is directly or indirectly controlled by, in control of, or under common control with the Company.

Shares Available for Awards

If this proposal is approved, 37,133,332 shares of common stock will be authorized for issuance under the Long-Term Incentive Plan. The proposed Long-Term Incentive Plan imposes a restriction that no more than 1,600,000 of the increase in the number of shares of common stock reserved in connection with this amendment may be granted as awards of restricted stock, restricted stock units or other types of full value awards other than options and stock appreciation rights. No participant may receive during the life of the Long-Term Incentive Plan options or SARs that relate to more than 9,666,666 shares.

The closing price of the Company's common stock as reported on The New York Stock Exchange on March 8, 2017 was $59.21 per share.

Types of Awards

The Long-Term Incentive Plan permits the grant of any or all of the following types of awards:

Stock Options.    The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. The Compensation Committee sets option exercise prices and terms, except that the exercise price of stock options granted under the Long-Term Incentive Plan must be at least 100% of the fair market value of the common stock on the date of grant. At the time of grant, the Compensation Committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. Unless the Compensation Committee otherwise determines, fair market value means, as of a given date, the closing price of the Company's common stock on the New York Stock Exchange.

Share Appreciation Rights (SARs).    The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the Long-Term Incentive Plan or on a stand-alone basis. The Compensation Committee sets the terms of any SARs granted, except that the exercise price of SARs granted under the Long-Term Incentive Plan must be at least 100% of the fair market value of the common stock on the date of grant and the term of a SAR cannot exceed ten years. Upon exercise, SARs are the right to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the fair market value of the SAR on the date of exercise over the exercise price of the SAR set on the date of grant.

Restricted Shares, Restricted Share Units (RSUs), and Unrestricted Shares.    The Compensation Committee may grant awards of shares of common stock, or awards denominated in units of common stock, under the Long-Term Incentive Plan. These awards may be made subject to forfeiture restrictions at the Compensation Committee's discretion. The restrictions may be based on continuous service with the Company or the achievement of specified performance criteria, as determined by the Compensation Committee.

Deferred Share Units (DSUs).    The Compensation Committee may grant DSUs to directors, consultants, or members of a select group of management or highly compensated employees of the Company. The DSUs entitle such grantees to elect to have fees paid to them by the Company for their services in the form of shares of common stock. The DSUs represent a future right to receive shares of the Company's common stock.

Performance and Cash-Settled Awards.    The Long-Term Incentive Plan authorizes the Compensation Committee to grant performance-based awards in the form of Performance Units that the Compensation Committee may or may not designate as "Performance Compensation Awards" that are intended to be exempt from Code Section 162(m) limitations. In either case, Performance Units vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to, among others, the individual, the Company or any affiliate of the Company.

Performance Units (including those designated as Performance Compensation Awards) are payable in cash or shares of common stock; subject to an individual participant limit of, during any performance period, no more than 1,500,000 shares (or, for Performance Units to be settled in cash, $5,000,000). Any amounts earned under Performance Units in excess of these limitations will be deferred. The Compensation Committee decides the length of performance periods but the periods for Performance Compensation Awards may not be less than one fiscal year.

For Performance Compensation Awards, performance measures mean one or more of the following selected by the Compensation Committee to measure the performance of the individual participant, the Company or of an affiliate or a division, department, park, region or function of the Company or any affiliate in which the participant is employed for a performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; expenses, cash flow, margin, attendance, and product development, product market share, licensing, mergers, acquisitions, sales of assets of affiliates or business units. Each such measure is, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Compensation Committee) and, if so determined by the

Compensation Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles, or other events or circumstances that render the performance measures unsuitable. Performance Measures may vary from performance period to performance period and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Dividend Equivalent Rights (DERs).    The Compensation Committee may grant DERs to any eligible person, and may do so either pursuant to an agreement that is independent of any other award, or through a provision in another award that DERs attach to the shares of common stock underlying the award. Each DER represents the right of the participant to receive amounts based on the dividends declared on shares of common stock as of all dividend payment dates during the term of the DER as determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, a DER will expire upon the Participant's termination of employment, except that a DER that is granted as part of another award will expire only when the award is settled or otherwise forfeited. Generally, DERs will be paid out on the date dividends are paid to the Company's stockholders if the DER is granted on a stand-alone basis or on the vesting date or later settlement date for another award if the DER is granted as part of such award. Payment of all amounts pursuant to a DER will be in shares of common stock, with cash paid in lieu of fractional shares, except that the Compensation Committee may instead provide in an award agreement for cash settlement of all or part of the DERs. The Compensation Committee may impose such other terms and conditions on the grant of a DER as it deems appropriate in its discretion.

Adjustments

If certain changes in the Company's stock occur by reason of a stock split, reverse stock-split, stock dividend, combination, recapitalization, merger, consolidation, or other change in the Company's corporate or capital structure, the Compensation Committee will make equitable adjustments to the number of shares of common stock covered by each outstanding award and the number of shares that remain authorized for issuance under the Long-Term Incentive Plan.

In the event of a change in control in which the Company is not the surviving corporation, each outstanding award will be assumed or a substantially equivalent award will be substituted by the surviving corporation. Alternatively, however, the Compensation Committee may in its sole and absolute discretion do one or more of the following: (i) if an award is not assumed by the successor corporation or the stock of the successor corporation or its parent is not publicly traded on an established securities market, accelerate the vesting of such awards so that awards fully vest upon consummation of the change in control; (ii) arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding vested awards; (iii) subject to (i) above, terminate all or some unvested awards upon the consummation of the transaction; or (iv) make such other modifications, adjustments or amendments to outstanding awards or the Long-Term Incentive Plan as the Compensation Committee deems necessary or appropriate. Notwithstanding the foregoing, and unless provided otherwise in an award agreement or in an employment agreement with the participant, in the event a participant is involuntarily terminated on or within 12 months following a change in control, then any award that is assumed by the surviving corporation will accelerate and become fully vested.

Awards are generally not transferable or assignable unless provided otherwise by the Committee with respect to transferees such as family members. The Long-Term Incentive Plan includes the ability for the Company to rescind or recapture awards upon certain breaches of duty to the Company.

Amendment and Termination

The Board may amend or terminate the Long-Term Incentive Plan as it deems advisable except that amendments are subject to stockholder approval to the extent the Board determines such approval is required by applicable law and stock exchange requirements. A termination or amendment may not, without a participant's consent, materially adversely affect any rights under an outstanding award. Unless sooner terminated by the Board, the Long-Term Incentive Plan will terminate on May 3, 2027.

U.S. Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards under the Long-Term Incentive Plan based on current federal income tax rules. Other tax consequences of the Long-Term Incentive Plan (including federal estate and gift tax consequences and all state, local and foreign tax consequences) are not discussed.

Nonqualified Stock Options and Stock Appreciation Rights

Participants generally do not recognize income for federal income tax purposes upon the grant of a nonqualified stock option or SAR. Upon exercise of a nonqualified stock option, a participant generally recognizes ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise over the exercise price of the Option. Upon receipt of cash or shares when a SAR is exercised, a participant generally recognizes ordinary income in an amount equal to the amount of cash and the fair market value of the shares received.

A participant's tax basis in common stock received upon exercise of a nonqualified stock option is equal to the amount of ordinary income recognized upon exercise of the option, plus the amount paid to exercise the option. The holding period for the common stock begins on the day after the option is exercised.

If a participant receives common stock upon exercise of a nonqualified stock option or SAR and thereafter disposes of the common stock in a taxable transaction, the difference between the amount realized in the disposition and the participant's tax basis in the common stock is capital gain (or loss), which is short-term or long-term, depending on whether the participant has held the shares for more than one year on the date of disposition.

Incentive Stock Options

Incentive stock options can be granted only to employees. Options granted to non-employee directors do not qualify as incentive stock options. Employees are not subject to federal income tax upon the grant of an incentive stock option. Employees also are not taxed on the exercise of an incentive stock option, provided that the common stock acquired upon exercise of the incentive stock option is not sold by the employee within two years after the option was granted or within one year after the option is exercised (the "required holding period").

However, for alternative minimum tax ("AMT") purposes, the difference between the exercise price of an incentive stock option and the fair market value of the common stock acquired upon exercise is an item of tax preference in the year the incentive stock option is exercised. The participant is required to include the amount of such difference in AMT income in such year and to compute the participant's AMT tax basis in the shares so acquired in the same manner as if a nonqualified stock option had been exercised. Whether an employee will owe AMT in the year an incentive stock option is exercised will depend on the employee's particular tax circumstances. AMT paid on the exercise of an incentive stock option will be allowed as a credit to the extent regular tax exceeds AMT in future years.

On a sale, after the required holding period, of common stock that was acquired by exercising an incentive stock option, the difference between the participant's tax basis in such common stock and the amount realized in the sale of the common stock is long-term capital gain (or loss).

If common stock acquired upon exercise of an incentive stock option is disposed of by the employee during the required holding period (a "disqualifying disposition"), the excess, if any, of (i) the fair market value of the common stock on the exercise date (or, if less, the amount realized in such disposition) over (ii) the exercise price, is taxed to the employee as ordinary income. Further gain or loss, if any, is capital gain or loss, which is long-term or short-term depending on whether the employee has held the common stock for more than one year on the date of the disqualifying disposition. If an employee pays the exercise price of an option by delivering common stock that was previously acquired by exercising an incentive stock option and such delivery occurs before the end of the required holding period for such common stock, the employee is treated as having made a disqualifying disposition of the common stock so delivered.

In the case of incentive stock options, the aggregate fair market value (determined at the time the options are granted) of the common stock with respect to which incentive stock options first become exercisable by an employee during a calendar year cannot exceed $100,000. This limit does not apply to nonqualified stock options or SARs. To the extent an option that otherwise would be an incentive stock option exceeds this $100,000 limit, it is treated as a nonqualified stock option.

Share Awards

A participant generally recognizes ordinary income equal to the fair market value of the stock (reduced by any amount paid by the participant for such stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer or the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such stock.

Unit Awards, DERs and Performance and Cash-Settled Awards

A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares the participant receives.

A participant generally will not recognize taxable income upon the grant of a performance award or DER. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award or DER, the participant generally will recognize compensation taxable as ordinary income equal to the amount of cash or the fair market value of any other property issued or paid to the participant pursuant to the terms of the award.

Section 162(m) and Performance-Based Compensation

As described above, awards granted under the Long-Term Incentive Plan may (but are not required to) be structured to qualify as performance-based compensation under Section 162(m) of the tax code. To qualify, stock options and other awards must be granted under the Long-Term Incentive Plan by a committee consisting solely of two or more outside directors (as defined under Section 162 regulations) and satisfy the Long-Term Incentive Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. For awards other than stock options and SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the Long-Term Incentive Plan, as established and certified by a committee consisting solely of two or more outside directors. In addition, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the stockholders. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the Long-Term Incentive Plan, each of these aspects is discussed above, and stockholder approval of the Long-Term Incentive Plan is intended to constitute approval of each of these aspects of the Long-Term Incentive Plan for purposes of the approval requirements of Section 162(m).

Section 409A and Deferred Compensation Treatment

Under Section 409A of the Code, certain awards under the Long-Term Incentive Plan may be nonqualified deferred compensation. Section 409A of the Code imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A of the Code (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax. To the extent applicable, we intend that awards granted under the Long-Term Incentive Plan be exempt from or comply with Section 409A of the Code but make no representation or warranty to that effect.

Section 280G and Parachute Cutback Treatment

Under certain circumstances, the acceleration of the exercisability of options, the early lapse of restrictions on other Awards, or the making of a cash payment in connection with a change in control might be deemed to be an "excess parachute payment" for purposes of the golden parachute tax provisions of Sections 280G and 4999 of the Code. To the extent so considered, the participant may be subject to a 20% excise tax, and the Company may be denied a tax deduction. The Long-Term Incentive Plan provides that such acceleration, early lapse of restrictions or payments shall not occur to the extent the participant's net after tax benefit would be larger if such acceleration, early lapse of restrictions or payments did not occur.

Tax Consequences to the Company

The Company is not allowed a federal income tax deduction on the grant or exercise of an incentive stock option or the disposition, after the required holding period, of shares acquired by exercising an incentive stock option. On a disqualifying disposition of such shares, the Company is allowed a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of the disqualifying disposition, provided the deduction is otherwise allowable under the Code and the Company satisfies its tax reporting obligations with respect to such income.

With respect to other types of awards, the Company generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Tax Withholding

The Company may deduct or withhold from any award granted or payment due under the Long-Term Incentive Plan the amount of any withholding taxes due in respect of the award or payment and may take certain other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. An employee who exercises an incentive stock option is not subject to federal income tax withholding on either the exercise of an incentive stock option or the disposition (whether or not a disqualifying disposition) of common stock acquired upon exercise of an incentive stock option.

Plan Benefits

The future benefits or amounts that would be received under the Long-Term Incentive Plan are discretionary and are therefore not determinable at this time. For information regarding stock awards to our directors, see "2016 Non-Employee Director Compensation."

Pursuant to SEC rules, the following sets forth the number of shares (adjusted for stock splits) subject to options granted under the Long-Term Incentive Plan since its inception through March 8, 2017 to each named executive officer that count against the maximum share authorization of the Long-Term Incentive Plan: Mr. Duffey—1,302,000, Mr. Reid-Anderson—4,333,524, Mr. Barber—284,000, Mr. Balk—579,000, Mr. Petit—443,000 and Mr. Hawrylak—438,000. The number of shares subject to options granted under the Long-Term Incentive Plan since its inception through March 8, 2017 for all executive officers as a group is 7,427,024 and for all other employees as a group is 14,321,155. Non-employee directors have not received any stock options under the Long-Term Incentive Plan. These share numbers do not take into account the effect of options that have been canceled or that expired unexercised and do not reflect shares subject to restricted stock units or restricted stock that have been granted to participants under the Long-Term Incentive Plan.

Required Vote

The affirmative vote of a majority of the votes cast is required to approve the amendments to the Long-Term Incentive Plan in this Proposal 2. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO APPROVE THE LONG-TERM INCENTIVE PLAN AS AMENDED.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information as of December 31, 2016 regarding shares of common stock that may be issued under equity compensation plans approved by our stockholders. The table does not include the additional shares that may be issuable pursuant to the proposed amendment to add an additional 4,000,000 shares to the Long-Term Incentive Plan that is the subject of Proposal 2 of this Proxy Statement.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans(3)(4)
Equity compensation plans approved by security holders	5,678,969	$36.63	3,499,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	5,678,969	$36.63	3,499,000
_________________________

(1)
Excludes restricted stock units outstanding under the Long-Term Incentive Plan and rights outstanding under the Company's Employee Stock Purchase Plan. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the Company's Employee Stock Purchase Plan.

(2)	The determination of the weighted-average exercise price excludes outstanding rights under the Company's Employee Stock Purchase Plan and restricted stock units under the Long-Term Incentive Plan.

(3)
Consists of 1,775,000 shares reserved for issuance under the Company's Employee Stock Purchase Plan and 1,724,000 shares reserved for issuance under the Long-Term Incentive Plan. The Employee Stock Purchase Plan allows eligible employees to purchase shares at 90% of the lower of the fair market value on the first or last trading day of each six month offering period. Shares available for issuance under the Long-Term Incentive Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock or units, performance units, performance shares and any other stock based award selected by the Compensation Committee.

(4)	As of March 8, 2017, there were 1,548,105 shares available for future grant under the Long-Term Incentive Plan.

PROPOSAL 3: ADVISORY VOTE TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ended December 31, 2017. During 2016, KPMG LLP served as the Company's independent registered public accounting firm and also provided certain tax and audit-related services.
Although not required by the Company's Bylaws or otherwise, the Audit Committee and the Board believe it appropriate, as a matter of good corporate practice, to request that the stockholders ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2017. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain KPMG LLP or another firm without re-submitting the matter to the Company's stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting, where they will be available to make a statement if they desire to do so and to respond to questions from stockholders.
Required Vote
The affirmative vote of holders of a majority of the shares of common stock entitled to vote in person or by proxy at the meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017 in this Proposal 3.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT, AUDIT-RELATED AND TAX FEES
The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements and the annual financial statements of the related entities for the years ended December 31, 2016 and 2015, as well as fees billed for audit-related services, tax services and all other services rendered by KPMG LLP for those years. The amount shown for Audit Fees for 2016 and 2015 includes the audit of the effectiveness of the Company's internal controls over financial reporting.

	2016	2015
Audit Fees(1)	$1,483,000	$1,315,000
Audit-Related Fees (2)	74,000	—
Tax Fees(3)	38,000	41,000
_________________________________

(1)
In 2016 and 2015, foreign statutory audit fees were converted into US dollars using exchange rates as of December 31, 2016 and December 31, 2015, respectively. Audit fees in 2016 include $7,700 related to an SEC comment letter. Audit fees in 2015 include $9,400 related to a change in accounting method for federal income tax purposes related to recoverable bankruptcy costs.

(2)	The amount of audit-related fees includes the costs related to the Company's $300 million senior unsecured notes offering that occurred in June 2016.

(3)
Tax fees for 2016 and 2015 consisted primarily of fees for foreign tax compliance and consulting services because the Company does not use KPMG LLP for any domestic tax compliance services. Additionally, no such tax services were provided to any of the Company's officers or other employees. In 2016 and 2015, foreign tax compliance and consulting services fees were converted into US dollars using exchange rates as of December 31, 2016 and December 31, 2015, respectively.

All audit and tax services provided by KPMG LLP were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's policy provides for pre-approval of audit, audit-related, tax and internal control-related services provided by the independent registered public accounting firm on an annual basis and, in addition, any individual engagements must be separately approved.

PROPOSAL 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
 In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables.

Our executive compensation policies and practices are designed to link pay to performance. Our executive compensation program reflects the scope and success of the Company's business and strategies, as well as the responsibilities of our named executive officers. We believe our executive compensation program is instrumental in helping us achieve strong financial performance. In this highly competitive market for top executive talent, we believe that it is critical that we provide our executive officers with incentives to excel, be internally and externally equitable and promote a culture of innovation and results-oriented service for our guests while, at the same time, not encouraging undue risk-taking. We believe our compensation program appropriately rewards performance and is aligned with the long-term interests of our stockholders as reflected by our performance awards.

We encourage stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement, which describes the details of our executive compensation program, including our compensation philosophy and objectives, the 2016 compensation of our named executive officers, and the Company's performance during 2016. In particular, some of the Company's strong financial performance for 2016 includes the following:

•	$1.319 billion in revenue, representing a 4% increase over 2015;

•	Returned $220 million in dividends to stockholders; and

•	Repurchased $212 million or 3.7 million shares of common stock.

We believe that the compensation of our named executive officers is closely aligned with the Company’s strong performance over the last three years, which resulted in a total stockholder return of 23.1% in 2014, 33.0% in 2015, and 14.2% in 2016. In addition, our stock ownership guidelines continue to tie our executive officers' interests to our stockholders' interests over the long term.

As an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2016, AS DISCLOSED PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND NARRATIVE DISCUSSION INCLUDED IN THIS PROXY STATEMENT.

PROPOSAL 5: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote on how often we should include a "Say on Pay" proposal (such as Proposal 4) in our proxy materials for future annual meetings of stockholders. Stockholders may vote to have the "Say-On-Pay" proposal included every year, every two years or every three years. Section 14A of the Exchange Act requires us to submit this advisory vote on the frequency of the advisory vote on executive compensation to stockholders at least once every six years. Accordingly, it is expected that the next advisory vote on the frequency of the advisory vote on executive compensation will occur at the annual meeting of stockholders in 2023.

We recommend that an advisory vote on executive compensation be conducted every year. While we believe that our executive compensation program closely links executive compensation to our financial performance and aligns the interests of the Company’s executive officers with those of the Company’s stockholders, an annual advisory vote on executive compensation is a good corporate governance practice because it will allow our stockholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement every year and enhance accountability for our compensation practices.

We believe that an advisory vote on executive compensation is an effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and we look forward to receiving the input of our stockholders on the frequency with which such a vote should be held.

As an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future decisions regarding the frequency of conducting an advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ON PROPOSAL 5 TO APPROVE THE HOLDING OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 8, 2017 (except as noted below) as to common stock beneficially owned by (a) each of the Company's current directors and nominees to serve as directors, (b) each of the current named executive officers listed in the 2016 Summary Compensation Table, (c) all current directors, nominees to serve as directors and executive officers of the Company as a group, and (d) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding common stock. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050.

Name	Number of Shares Beneficially Owned	Percentage of Class(1)
John M. Duffey(2)	1,419,788	1.6%
James Reid-Anderson(3)	3,917,985	4.3%
Marshall Barber	98,605	*
Lance Balk(4)	320,367	*
Brett Petit	170,433	*
Walter S. Hawrylak	336,069	*
Usman Nabi	(5)(6)	(5)(6)
Kurt Cellar(7)	70,935	*
Nancy A. Krejsa	185,367	*
Jon L. Luther(7)	46,606	*
Stephen D. Owens(7)	21,730	*
Richard Roedel(7)	49,160	*
H Partners, LP(6)	13,560,628	14.8%
Capital Research Global Investors(8)	10,264,558	11.2%
The Vanguard Group(9)	5,773,456	6.3%
William Blair Investment Management, LLC(10)	4,821,434	5.3%
All current directors and executive officers as a group (12 persons)(11)	6,315,584	6.9%
__________________________
* Less than one percent.

(1)
Applicable ownership percentage is based on 91,488,506 shares of common stock outstanding as of March 8, 2017. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options that are exercisable, or vesting of restricted stock, within 60 days.

(2)	Includes 137,000 shares that are held in a trust by Mr. Duffey's spouse.

(3)	Includes 157,376 shares that are within a grantor retained annuity trust of which Mr. Reid-Anderson is trustee and 140,823 shares that are held in a trust by Mr. Reid-Anderson's spouse.

(4)	Includes 200,000 shares that are within a grantor retained annuity trust of which Mr. Balk is trustee.

(5)
Mr. Nabi is a senior partner of H Partners Management, LLC, which is the investment manager of H Partners Capital, LLC, the general partner of H Partners, LP. Accordingly, Mr. Nabi may be deemed to have voting and dispositive power with respect to the shares in funds owned and managed by H Partners Management LLC. Information is based on the Form 4, filed on June 9, 2016, with the SEC by Mr. Nabi and the information described in footnote (6).

(6)
Information is based on the Form 4, filed on June 9, 2016, with the SEC by H Partners Management, LLC and Rehan Jaffer. Amendment No. 7 to Schedule 13D/A, filed on May 26, 2016 with the SEC by H Partners Management, LLC, H Partners Capital, LLC, H Partners, LP, and Rehan Jaffer provided the following information prior to the disposition of the 658,228 shares reported on such Form 4: A total of 14,218,856 shares were beneficially owned, of which 8,413,944 shares were directly beneficially owned by H Partners, LP. H Partners, LP has sole voting and investment power with respect to the shares held by it. H Partners Capital, LLC, as the general partner of H Partners, LP, may have been deemed to beneficially own 8,413,944 shares and may have been deemed to have sole voting and investment power over such shares. H Partners Management, LLC, as the investment manager of H Partners Capital, LLC, H Offshore Fund, Ltd. and H Partners Phoenix Capital, LLC, may have been deemed to beneficially own 14,218,856 shares and may have been deemed to have sole voting and investment power over such shares. Mr. Jaffer, as the managing member of H Partners Management, LLC, H Partners Capital, LLC and H Partners Phoenix Capital, LLC, may have been deemed to have sole voting and investment power over 14,218,856 shares. The address for the reporting persons is 888 Seventh Avenue, 29th Floor, New York, New York 10019.

(7)
Includes 2,394 shares of restricted stock that vest on May 2, 2017. The amounts for Messrs. Luther and Roedel also include 8,752 deferred stock units pursuant to the director cash retainer deferral program. Also, the amount for Mr. Roedel includes 17,454 held in his defined benefit pension plan and 20,560 held by his wife.

(8)
Information based on Amendment No. 3 to Schedule 13G filed on February 13, 2017 with the SEC by Capital Research Global Investors, a division of Capital Research and Management Company ("CRMC"). According to its Schedule 13G, Capital Research Global Investors is deemed to be the beneficial owner of 10,264,558 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. One or more clients of Capital Research Global Investors have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Company's common stock. Capital Research Global Investors holds more than five percent of the outstanding common stock of the Company as of December 31, 2016 on behalf of its client, Capital Income Builder. The address for the reporting persons is 333 South Hope Street, Los Angeles, California 90071.

(9)
Information based on Amendment No. 1 to Schedule 13G filed on February 13, 2017 with the SEC by The Vanguard Group. According to its Schedule 13G, The Vanguard Group reported having sole voting power over 46,780 shares, shared voting power over 8,688 shares, sole dispositive power over 5,722,088 shares, and shared dispositive power over 51,368 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. ("TVGI"), is the beneficial owner of 42,680 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of TVGI, is the beneficial owner of 12,788 shares as a result of its serving as investment manager of Australian investment offerings. The address for the reporting persons is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(10)
Information based on Schedule 13G filed on February 14, 2017 with the SEC by William Blair Investment Management, LLC. According to its Schedule 13G, William Blair Investment Management, LLC reported having sole voting power over 3,728,351 shares and sole dispositive power over 4,821,434 shares. The address for the reporting person is 222 W. Adams St., Chicago, IL 60606.

(11)	Includes all current members of the Board and all current executive officers of the Company.

2018 STOCKHOLDER PROPOSALS
In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2018 annual meeting, the proposal must be in writing addressed to the Secretary of the Company and delivered to the Secretary at the Company's principal executive offices, no later than November 22, 2017, and must comply with Rule 14a-8 under the Exchange Act.
OTHER MATTERS
The Board does not know of any other matters that are likely to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

DANIELLE J. BERNTHAL Secretary
Grand Prairie, Texas
March 21, 2017

Appendix A

SIX FLAGS ENTERTAINMENT CORPORATION
LONG-TERM INCENTIVE PLAN

(As Amended May 3, 2017)

1.	Introduction.

(a)Purpose. Six Flags Entertainment Corporation, a Delaware corporation (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Six Flags Entertainment Corporation Long-Term Incentive Plan” (the “Plan”), for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s shareholders.

(b)Definitions. Terms in the Plan and any Appendix that begin with an initial capital letter have the defined meaning set forth in Appendix I or elsewhere in this Plan, in either case unless the context of their use clearly indicates a different meaning.

(c)Effect on Other Plans, Awards, and Arrangements. This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan.

(d)Appendices. Incorporated by reference and thereby part of the Plan are the terms set forth in the following appendices: Appendix I (Definitions).

2.Types of Awards. The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed here:

Section 5     Stock Options
Section 6     Share Appreciation Rights (SARs)
Section 7     Restricted Shares, Restricted Share Units (RSUs), and Unrestricted Shares
Section 8     Deferred Share Units (DSUs)
Section 9     Performance and Cash-Settled Awards
Section 10     Dividend Equivalent Rights

3.	Shares Available for Awards.

(a)Generally, subject to Section 13 below, a total of 37,133,332 Shares shall be available for issuance under the Plan. No more than 1,600,000 of the increase in the number of Shares reserved for the Plan in connection with its amendment and restatement as of the Restatement Date may be granted as Awards that may be settled in Shares other than Options or SARs. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.

(b)Replenishment; Counting of Shares. Any Shares reserved for Plan Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary pursuant to an Award (for example, the Award’s forfeiture, cancellation or expiration). Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company’s or an Affiliate’s acquiring another entity. On the other hand, Shares that a Person owns and tenders or that are withheld from an Award in payment of all or part of the exercise price of an Award or in satisfaction of applicable Withholding Taxes shall not increase the number of Shares available for future issuance under the Plan. Awards settled in cash will not count against the maximum number of Shares issuable under the Plan.

(c)ISO Share Reserve. The number of Shares that are available for ISO Awards shall not exceed 6,000,000 Shares (as adjusted pursuant to Section 13 of the Plan, and as determined in accordance with Code Section 422).

4.	Eligibility.

(a)General Rule. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted. Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b)Option and SAR Limits per Person. During the term of the Plan, no Participant may receive Options and SARs that relate to more than 50% of the maximum number of Shares issuable under the Plan as of its Effective Date, as such number may be adjusted pursuant to Section 13(a) below.

(c)Replacement Awards. Subject to Applicable Law (including any associated shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant, with the Participant’s consent, surrender for cancellation some or all of the Awards or other grants that the Participant has received under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. However, neither the Company nor the Committee shall, without shareholder approval, either (a) allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price or granting a replacement award of a different type or providing cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; provided however that this Section 4(c) shall in no way limit the Company’s ability to adjust Awards as provided under Section 13 below.

5.	Stock Options.

(a)Grants. Subject to the special rules for ISOs set forth in the next paragraph, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, that may include vesting or other requirements for the right to exercise the Option, and that may differ for any reason between Eligible Persons or classes of Eligible Persons, provided in all instances that:

(i)the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date; and

(ii)no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b)Special ISO Provisions. The following provisions shall control any grants of Options that are denominated as ISOs.

(i)Eligibility. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii)Documentation. Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO, provided that any Option designated as an ISO will be a Non-ISO to the extent the Option fails to meet the requirements of Code Section 422. In the case of an ISO, the Committee shall determine on the Date of Grant the acceptable methods of paying the exercise price for Shares, and it shall be included in the applicable Award Agreement.

(iii)$100,000 Limit. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first. In the event that Code Section 422 is amended to alter the limitation set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(iv)Grants to 10% Holders. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the ISO’s term shall not exceed five years from the Grant Date, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Code Section 422 is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(v)Substitution of Options. In the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Section, substitute ISOs for ISOs previously granted under the plan of the acquired company provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before such substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi)Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (A) two years of the Grant Date, or (B) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

(c)Method of Exercise. Each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of both written notice of exercise to the secretary of the Company, and payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)cash or check payable to the Company (in U.S. dollars);

(ii)other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;

(iii)a net exercise by surrendering to the Company Shares otherwise receivable upon exercise of the Option;

(iv)a cashless exercise program, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(v)any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received sufficient funds to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)Exercise of an Unvested Option. The Committee in its sole discretion may allow a Participant to exercise an unvested Option, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(e)Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.

If there is a Securities and Exchange Commission blackout period (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Options shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

6.	SARs.

(a)Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that:

(i)the exercise price for the Shares subject to each SAR shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date;

(ii)no SAR shall be exercisable for a term ending more than ten years after its Grant Date; and

(iii)each SAR shall, except to the extent a SAR Award Agreement provides otherwise, be subject to the provisions of Section 5(e) relating to the effect of a termination of Participant’s Continuous Service with “SAR” being substituted for “Option.”

(b)Settlement. Subject to the Plan’s terms, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the product of the number of Shares as to which the SAR is being exercised, and the excess of (i) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (ii) an exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement.

(c)SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option, and shall have an exercise price that is not less than the exercise price of the related Option. A SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 6(b) above. Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.

7.	Restricted Shares, RSUs, and Unrestricted Share Awards.

(a)Grant. The Committee may grant Restricted Share, RSU, or Unrestricted Share Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse, and the Participant shall receive unrestricted Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selection by the Committee. The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b)Vesting and Forfeiture. The Committee shall set forth, in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement or required by Applicable Laws.

(c)Certificates for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d)Section 83(b) Elections. A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares. A Participant who has received RSUs may, within ten days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make Section 83(b) Election with respect to the Shares subject to such RSUs. The Committee may in its discretion convert the Participant’s RSUs into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s RSU Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares; provided that the Participant’s Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within 30 days after the Grant Date of the RSUs replaced by the Restricted Shares.

(e)Deferral Elections for RSUs. To the extent specifically provided in an Award Agreement, a Participant may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of an RSU Award provided the election is made on or before the 30th day following the Grant Date of the RSU Award and at least 12 months in advance of the earliest date the RSU Award could vest. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the Award, to a DSU account established pursuant to Section 8 below on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section.

(f)Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs), the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 11 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

8.	DSUs.

(a)Elections to Defer. The Committee may make DSU awards to Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of ERISA) pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. In general, subject to Section 7(e) regarding deferral of Restricted Shares and Restricted Share Units and to Section 9(e) regarding deferral of Performance Awards, Election Forms must be submitted to the Committee no later than December 31st of the calendar year preceding the calendar year in which the

Eligible Person first performs the services that are attributable to the compensation being deferred. Notwithstanding the foregoing, any Eligible Person who first becomes eligible to defer compensation under the Plan and is not eligible to defer or otherwise accrue an amount of deferred compensation under any other plan or arrangement that (i) is maintained by the Company or any other Affiliate that would be considered a single employer with the Company pursuant to Code Sections 414(b) or 414(c) and (ii) constitutes a single plan under Treasury Regulation §1.409A-1(c)(2)(A), may submit his or her Election Form to the Committee no later than 30 days after the date the Eligible Person first becomes eligible to defer compensation under the Plan; however, the Election Form may relate only to compensation that is to be paid for services performed after the date the Election Form is submitted to the Committee. The Committee may reject any Election Form that it determines in its sole discretion does not satisfy the requirements of this paragraph. The Committee may unilaterally make Awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.

(b)Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c)Issuances of Shares. Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant incurs a “separation from service” within the meaning of Treasury Regulations §1.409A-1(h) and as further described in Section 8(e) hereof (“Separation from Service”), subject to:

(i)the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Separation from Service, and

(ii)the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

Notwithstanding anything in this Plan or an Award Agreement to the contrary, if, at the time of the Participant’s Separation from Service, the Participant is a “specified employee” (within the meaning of Section 409A of the Code and Treasury Regulation Section 1.409A-1(i)), the Company will not pay or provide any “Specified Benefits” (as defined herein) during the six-month period beginning after the date of the Participant’s Separation from Service (the “409A Suspension Period”). In the event of a Participant’s death, however, the Specified Benefits shall be paid to the Participant’s Beneficiary without regard to the 409A Suspension Period. For purposes of this Plan, “Specified Benefits” are any portion of the Participant’s DSU Award that would be subject to Section 409A additional taxes if the Company were to pay it on account of the Participant’s Separation from Service. Within 14 calendar days after the end of the 409A Suspension Period, the Participant shall be paid a lump-sum payment equal to any Specified Benefits delayed during the 409A Suspension Period.

(d)Emergency Withdrawals. In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section. For all DSUs granted to Participants who are U.S. taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.

(e)Separation from Service. For purposes of this Section 8, a Participant incurs a Separation from Service when the Participant ceases to perform services for the Company and any entity that would be considered a single employer with the Company under Code section 414(b) or 414(c) (but modified by substituting 50 percent for 80 percent each place it appears in Code section 1563(a)(1), (2) and (3), for purposes of Code section 414(b), and each place it appears in Treas. Reg. § 1.414(c)-2, for purposes of Code section 414(c)) (collectively “Employer”) for any reason. A Separation from Service will be deemed to occur if the Employer and the Participant reasonably anticipate that the Participant shall perform no further services (whether as an employee or an independent contractor) or that the level of bona fide services the Participant will perform in the future (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or independent contractor) over the immediately preceding 36-month period. A Participant on an authorized, bona fide leave of absence shall experience a Separation from Service on the first day of the seventh (7th) month of such leave, unless the Participant’s right to reemployment with an Employer is provided either by statute or contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. For purposes of the 36-month period described above, (a) a Participant who is on a paid bona fide leave of absence is treated as providing bona fide services at a level of equal to the level of services that the Participant would have been required to perform to receive the compensation paid during the leave of absence, and (b) unpaid bona fide leaves of absence are disregarded.

9.	Performance and Cash-Settled Awards.

(a)Performance Units. Subject to the limitations set forth in paragraph (b) hereof, the Committee may in its discretion grant Performance Awards, including Performance Units to any Eligible Person, including Performance Unit Awards that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs, or DSUs, but (ii) are settled only in cash. Without limitation on the foregoing, the Committee may in its discretion grant to any Eligible Person as incentive compensation Performance Awards designated as Performance Compensation Awards to be paid only in cash, only in Shares or in such combination of cash and Shares as the Committee determines with terms and conditions as the Committee shall determine, which terms and conditions may be unrelated to the terms and conditions of Options, SARs, RSUs or DSUs. All Awards hereunder shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.

(b)Performance Compensation Awards. Subject to the limitations set forth in this Section, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes, and has terms and conditions that are designed to qualify as, “qualified performance-based compensation” under Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s),” and “Performance Formula(e)” (each such term being defined below). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c)Limitations on Awards. The maximum Performance Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period, without regard to time of vesting or exercisability, shall not together exceed 1,500,000 Shares, as adjusted pursuant to Section 13 below (or, for Performance Units to be settled in cash, U.S. $5,000,000). Any amounts earned in excess of these limitations, if any, will be deferred until the first taxable year in which the Committee reasonably anticipates that the Company’s tax deduction for such amounts will not be disallowed under Code Section 162(m).

(d)Definitions.

(i)“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii)“Performance Measure” means one or more of the following selected by the Committee to measure the performance of the individual Participant, the Company or of an Affiliate or a division, department, park, region or function of the Company or any Affiliate in which the Participant is employed for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; expenses, cash flow, margin, attendance, and product development, product market share, licensing, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles, or other events or circumstances that render the Performance Measures unsuitable. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii)“Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e)Deferral Elections. At any time prior to the date that is both at least six months before the close of a Performance Period with respect to a Performance Award and at which time vesting or payment is substantially uncertain to occur, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to this Section.

10.Dividend Equivalent Rights. The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit, or Performance Share Award.

(a)Nature of Right. Each Dividend Equivalent Right shall represent the right to receive amounts based on the dividends declared on Shares as of all dividend payment dates during the term of the Dividend Equivalent Right as determined by the Committee subject to Section 10(b). Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided that a Dividend Equivalent Right that is granted as part of another Award shall expire only when the Award is settled or otherwise forfeited.

(b)Settlement. No Dividend Equivalent Rights shall be paid to any Participant with respect to any unvested Award until such Award vests but this sentence shall not prohibit the payment of Dividend Equivalent Rights attributable to the period while an Award was unvested to be paid upon or after the vesting of the Award. Dividend Equivalent Rights shall be paid out on the (i) date dividends are paid to the Company’s shareholders if the Award is vested and occurs on a stand-alone basis, and (ii) vesting or later settlement date for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section shall be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. Only the Shares actually issued pursuant to Dividend Equivalent Rights shall count against the limits set forth in Section 3 above.

(c)Other Terms. The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 9 above.

11.	Taxes; Withholding.

(a)General Rule. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards including without limitation any taxes or penalties arising under Code Section 409A, and neither the Company, any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold any Participant harmless from any or all of such taxes. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all required Withholding Taxes. Except to the extent otherwise either provided in an Award Agreement or thereafter authorized by the Committee, the Company or any Affiliate will satisfy required Withholding Taxes that the Participant has not otherwise arranged to settle before the due date thereof:

(i)first from withholding the cash otherwise payable to the Participant pursuant to the Award;

(ii)then by withholding and cancelling the Participant’s rights with respect to a number of Shares that (A) would otherwise have been delivered to the Participant pursuant to the Award, and (B) have an aggregate Fair Market Value equal to the Withholding Taxes (such withheld Shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of the withholding); and

(iii)finally, withholding the cash otherwise payable to the Participant by the Company.

The number of Shares withheld and cancelled to pay a Participant’s Withholding Taxes will be rounded up to the nearest whole Share sufficient to satisfy such taxes, with cash being paid to the Participant in an amount equal to the amount by which the Fair Market Value of such Shares exceeds the Withholding Taxes.

(b)U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate (i) to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(c)U.S. Code Section 280G. If any accelerated vesting, benefits or payments received or realized by a Participant pursuant to an Award either alone or together with other accelerated vesting, benefits or payments that the Participant receives or realizes or is then entitled to receive or realize from the Company or any of its affiliates would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the accelerated vesting, benefits or payments provided to the Participant under the Award will be reduced by reducing the amount of accelerated vesting, benefits or payments payable to the Participant to the extent necessary so that no portion of the Participant’s accelerated vesting, benefits or payments will be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision. Notwithstanding the foregoing, a reduction will be made under the previous sentence only if, by reason of that reduction, the Participant’s net after tax benefit exceeds the net after tax benefit he or she would realize if the reduction were not made. For purposes of this paragraph, “net after tax benefit” means the sum of (i) the total amount received or realized by the Participant pursuant to the Award that would constitute a “parachute payment” within the meaning of Section 280G of the Code, plus (ii) all other accelerated vesting, payments or benefits that the Participant receives or realizes or is then entitled to receive or realize from the Company and any of its affiliates that would constitute a “parachute payment” within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, less (iii) the amount of federal and state income taxes payable with respect to the payments or benefits described in (i) and (ii) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits are realized by the Participant

(based upon the rate in effect for that year as set forth in the Code at the time of the first receipt or realization of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments or benefits described in (i) and (ii) above by Section 4999 of the Code and any corresponding and applicable state law provision.

(d)Unfunded Tax Status. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due. Neither the Participant nor the Participant’s duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.

12.	Non-Transferability of Awards.

(a)General. Except as set forth in this Section, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.

(b)Limited Transferability Rights. The Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Shares may be transferred to a Permitted Transferee (as defined below), subject to the following terms and conditions and such other terms and conditions as the Committee may provide in the Award Agreement: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws, (C) satisfy any tax withholding and reporting requirements associated with the Award and (D) evidence the transfer. For purposes of this Section 12(b), “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act.

(c)Death. In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

13.	Change in Capital Structure; Change in Control; Etc.

(a)Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan (in the aggregate, with respect to particular types of Awards or with respect to Participants) but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the exercise or other price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in form of organization, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may (and shall if the Company is not the surviving entity or the Shares are otherwise no longer outstanding) provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of cash or securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b)Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)Change in Control. In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or replaced with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority (and where so stated shall), without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i)(A) to the extent required pursuant to the terms of an employment agreement between the Company and a Participant that was in effect on February 8, 2012, or (B) if an Award is not assumed or substituted by the Successor Company or the stock or securities to be subject to any Award that would be so assumed or substituted is not publicly traded on an established securities market (excluding any transaction where the Successor Company is a subsidiary of a parent corporation whose shares or securities are publicly traded on an established securities market and the assumed or substituted Awards are subject to such shares or securities in the parent corporation), the Committee may accelerate the vesting of such Awards so that Awards shall fully vest (and, to the extent applicable, become fully exercisable) upon consummation of the Change in Control (or, if earlier and applicable, a record date necessary for the Company’s shareholders of record to receive the consideration payable in connection with the Change in Control) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(ii)arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding vested Awards (with the Committee determining the amount payable to each Participant based on the fair market value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee and, if the consideration payable to the Company or its shareholders in connection with the Change in Control is all cash, vested Options and SARs that have a per Share exercise price greater than the Fair Market Value per Share immediately prior to the consummation of the Change in Control may be cancelled for zero consideration);

(iii)except as forth in clause (i) of Section 13(c), terminate all or some unvested Awards upon the consummation of the transaction. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation;

(iv)make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 13 above.

Notwithstanding the above and unless provided otherwise in an Award Agreement or in an employment agreement with the Participant, in the event a Participant is Involuntarily Terminated on or within 12 months (or other period set forth in an Award Agreement) following a Change in Control, then any Award that is assumed or substituted pursuant to this Section above shall accelerate and become fully vested (and become exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s Involuntary Termination, unless an Award Agreement provides otherwise.

(d)Extraordinary Cash Dividends. In the event of an extraordinary cash dividend or distribution by the Company, the Committee shall, in such manner as it in good faith deems equitable on such terms and conditions determined by the Committee in order, in each case, to substantially preserve the value, rights and benefits of such outstanding Options and SARs (provided, however, without limiting the foregoing, the Committee may in its sole discretion determine to apply this Section 13(d) only to those Options and SARs which are not exercisable at the time of such extraordinary cash dividend or distribution to the extent necessary to comply with Code Section 409A) (i) adjust the number of Shares subject to any outstanding Option or SAR, (ii) adjust the exercise price with respect to any outstanding Option or SAR, and/or (iii) make a cash payment to the holder of the Option or SAR. For purposes of the foregoing, an “extraordinary cash dividend or distribution” shall include any special cash dividend or any substantial increase in the quarterly dividend rate payable on the Shares.

14.	Termination, Rescission and Recapture of Awards.

(a)Each Award under the Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (e) hereof (collectively, the “Conditions”).

(b)A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c)Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d)Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e)If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions, (ii) a Participant has breached any non-competition, non-solicitation, conflict of interest or duty of loyalty covenant in any written employment-related agreement between the Participant and the Company, or (iii) to the extent a Participant does not have an employment-related agreement with the Company with the covenants described in clause (ii) and the Participant during his or her Continuous Service, or within one year after its termination for any reason (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (y) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f)Within ten days after receiving notice from the Company of any such activity described in Section 14(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g)Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (e) of this

Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h)All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)If any provision within this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law.

15.Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent:

(a)the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b)in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c)a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section.

In each instance, the Committee will, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

16.Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

17.Administration of the Plan. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a)Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b)Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii)to determine, from time to time, the Fair Market Value of Shares;

(iii)to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v)to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi)to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii)in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system; and

(viii)to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c)Local Law Adjustments and Sub-plans. To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

(d)Action by Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate, the Company’s independent certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(e)Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determination the Committee makes pursuant to the Plan shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(f)No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(g)Expenses. The expenses of administering the Plan shall be borne jointly and severally by the Company and its Affiliates.

18.Modification of Awards and Substitution of Options. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that the Plan would permit for a new Award. However, neither the Company nor the Committee shall, without shareholder approval, either (a) allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent to the modification, (ii) the amendment is required by Applicable Law or (iii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

19.Plan Amendment and Termination. The Board may amend or terminate the Plan as it shall deem advisable; plan amendments shall be subject to approval of the Company’s shareholders to the extent the Board determines such approval is required by Applicable Laws. A termination or amendment of the Plan shall not materially and adversely affect a Participant’s rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment or, in the case of an amendment, the amendment is required by Applicable Law. Furthermore, neither the Company nor the Committee shall, without shareholder approval, either (a) allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price or granting a replacement award of a different type or providing cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; provided however that this Section 19 shall in no way limit the Company’s ability to adjust Awards as provided under Section 13 above.

20.Term of Plan. This Plan became effective on the Effective Date. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after the Restatement Date. No Awards shall be made under the Plan after its termination.

21.Governing Law. The terms of this Plan shall be governed by the laws of the State of Delaware, within the United States of America, without regard to the State’s conflict of laws rules.

22.Laws and Regulations.

(a)General Rules. This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.

(b)Black-out Periods. Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws.

23.No Shareholder Rights. Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

Appendix I
Definitions

As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.
“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, a Performance Award, or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.
“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.
“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.
“Board” means the Board of Directors of the Company.
“Cause” means (unless a different meaning is set forth in the Participant’s Award Agreement or employment agreement with the Company in which case that definition shall apply) (A) a Participant’s willful and continuing failure (except where due to physical or mental incapacity) to substantially perform his or her duties, which is not remedied within fifteen (15) days after receipt of written notice from the Company specifying such failure; (B) a Participant’s willful malfeasance or gross neglect in the performance of his or her duties resulting in material harm to the Company; (C) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or a misdemeanor involving moral turpitude; (D) the commission by a Participant of an act of fraud or embezzlement against the Company or any Affiliate; or (E) a Participant’s willful material breach of any material provision of the Participant’s employment agreement with the Company, if any, (as determined in good faith by the Board) which is not remedied within fifteen (15) days after (I) receipt of written notice from the Company specifying such breach and (II) the opportunity to appear before the Board. For purposes of the preceding sentence, no act or failure to act by the Participant shall be considered “willful” unless done or omitted to be done by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company.
“Change in Control” means: (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding (x) any employee benefit plan of the Company and (y) any Permitted Holder), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only through the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the voting stock of the Company; (B) any transaction, including without limitation any merger, consolidation, tender offer or other transaction (whether effected by the Company or by any other person) or any action (such as a deregistration or delisting of the securities of the Company) taken by the Company or any of its affiliates, the result of which is, in either case, that the Company is no longer the surviving entity and (1) the Company is no longer a reporting company under the Exchange Act, or (2) the Company Stock is no longer listed on a national securities exchange; (C) at any time, the Continuing Directors (as defined below) cease for any reason to constitute at least a majority of the Board; (D) a direct or indirect sale or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; or (E) any merger, consolidation or like business combination or reorganization of the Company, the consummation of which would result in either (x) the occurrence of any event described in clause (A) above, or (y) the voting securities of the Company outstanding immediately prior to the consummation of such merger, consolidation or like business combination or reorganization not representing (either by remaining outstanding or by being converted into voting securities of the applicable surviving or other entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger, consolidation or like business combination or reorganization.

“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or its successor, provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee, (ii) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (iii) with respect to any decision relating to a Reporting Person, a committee consisting of solely of two or more Directors who are disinterested within the meaning of Rule 16b-3.
“Company” means Six Flags Entertainment Corporation, a Delaware corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.
“Company Stock” means common stock, $0.025 par value, of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 13), the Shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.
“Consultant” means any person (other than an Employee or Director), including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.
“Continuing Directors” shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on the Effective Date or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.
“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).
“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.
“Director” means a member of the Board, or a member of the board of directors of an Affiliate.
“Disabled” means for an ISO, the Participant is disabled within the meaning of Code section 22(e)(3) and for any other Award means a condition under which a Participant -
(a)    is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or
(b)    is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.
“Dividend Equivalent Rights” means Awards pursuant to Section 10 of the Plan, which may be attached to other Awards.
“Effective Date” means April 30, 2010.
“Eligible Person” means any Consultant, Director, or Employee and includes non-Employees to whom an offer of employment has been or is being extended.
“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.
“Employer” means the Company and each Subsidiary and Affiliate that employs one or more Participants.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value of the Company Stock as of such date based on the then prevailing prices of the Company Stock on the New York Stock Exchange, the American Stock Exchange, NASDAQ or such other stock exchange as the Company Stock is then listed for trading (and, if none, as determined by the Committee in good faith based on relevant facts and circumstances).
“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee or its authorized delegate both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.
“Incentive Stock Option” (or “ISO”) means, an Option that qualifies for favorable income tax treatment under Code Section 422.
“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within one year following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 60 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total cash compensation, other than as part of an reduction by a substantially similar percentage in the total cash compensation of all other similarly-situated Employees or Directors, as applicable.
“Non-ISO” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.
“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.
“Participant” means any Eligible Person who holds an outstanding Award.
“Performance Awards” mean Awards granted pursuant to Section 9.
“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.
“Permitted Holders” shall have the meaning set forth in the Credit Agreement with the Company as in effect on the Restatement Date.
“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.
“Plan” means this Six Flags Entertainment Corporation Long-Term Incentive Plan.
“Recapture” and “Rescission” have the meaning set forth in Section 14 of the Plan.
“Reimbursement” has the meaning set forth in Section 15 of the Plan.
“Reporting Person” means an Employee, Director, or Consultant who is subject to the reporting requirements set forth under Rule 16b-3.
“Restricted Share” means a Share of Company Stock awarded with restrictions imposed under Section 7.
“Restatement Date” means May 3, 2017.
“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7.
“Retirement” means a Participant’s termination of employment after age 60.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.
“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 13 of the Plan.
“Subsidiary” of the Company shall mean: any corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) of the voting stock.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.
“Unrestricted Shares” mean Shares (without restrictions) awarded pursuant to Section 7 of the Plan.
“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

DIRECTIONS TO THE SIX FLAGS ENTERTAINMENT CORPORATION ANNUAL MEETING

The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York 10017

The annual meeting of stockholders will be held on Wednesday, May 3, 2017, at 2:00 p.m. Eastern Time, at The Yale Club of New York City, which is located at 50 Vanderbilt Avenue in New York City between 44th and 45th Streets.
Via Subway
Take the 4, 5, 6, 7 trains or Times Square Shuttle to Grand Central and exit on Vanderbilt Avenue.
Via Railroad
Metro-North to Grand Central and exit on Vanderbilt Avenue.
Driving
From New England / I 95
Take I 95 South and follow signs to the Bruckner Expressway (278) towards the RFK Bridge (formerly the Triboro Bridge).
Approaching the RFK Bridge follow signs to Manhattan / FDR Drive South.
Take the FDR Drive South to the 49th Street Exit.
Take 49th Street across town to Lexington Avenue and turn left.
Take Lexington Avenue to 45th Street and turn right.
Take 45th Street one block to Vanderbilt Avenue and turn left.
The Yale Club of New York City is located at 50 Vanderbilt Avenue between 44th & 45th Streets.
From the George Washington Bridge
After crossing the bridge on I 95 North take the first exit to the Henry Hudson Parkway South (9A).
The Henry Hudson Parkway leads into the Westside Highway.
Turn left onto 57th Street and drive across town.
Turn right onto Lexington Avenue.
Turn right onto 45th Street.
Take 45th Street one block to Vanderbilt Avenue and turn left.
The Yale Club of New York City is located at 50 Vanderbilt Avenue between 44th & 45th Streets.

Six Flags

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2017.

Vote by Internet

- Go to **www.envisionreports.com/SIX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the listed nominees, FOR Proposals 2, 3 and 4, and 1 YEAR for Proposal 5.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Kurt M. Cellar	☐	☐	02 - John M. Duffey	☐	☐	03 - Nancy A. Krejsa	☐	☐
04 - Jon L. Luther	☐	☐	05 - Usman Nabi	☐	☐	06 - Stephen D. Owens	☐	☐
07 - James Reid-Anderson	☐	☐	08 - Richard W. Roedel	☐	☐			

	1 Year	2 Years	3 Years	Abstain
5. Advisory vote on the frequency of the advisory vote to approve executive compensation.	☐	☐	☐	☐

6. Such other business as may properly come before the Annual Meeting and any adjournment thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

02J9DC